UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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HOLOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders and Proxy Statement

Wednesday, March 2, 2016

8:00 AM Eastern Time

Notice of Annual Meeting of Stockholders

Wednesday, March 2, 2016

8:00 a.m. Eastern Time

250 Campus Drive, Marlborough, Massachusetts 01752

To our stockholders:

The Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (“Hologic” or the “Company”), will be held on March 2, 2016 at 8:00 a.m., Eastern Time, at the offices of the Company, 250 Campus Drive, Marlborough, Massachusetts 01752 for the following purposes:

1.	To consider and act upon the election of the ten (10) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);
2.	To vote on a non-binding advisory resolution to approve executive compensation (Proposal No. 2);
3.	To approve an amendment to the Hologic, Inc. 2012 Employee Stock Purchase Plan (“ESPP”), as described in this proxy statement (Proposal 3);
4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016 (Proposal No. 4); and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on January 8, 2016 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

We are pleased to continue utilizing the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about January 20, 2016, we will mail to our stockholders of record as of January 8, 2016 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K.

Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented.

January 20, 2016

By order of the Board of Directors

Stephen P. MacMillan,

Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 2, 2016: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 26, 2015 and the Proxy Card are available at www.proxyvote.com.

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PROXY STATEMENT SUMMARY

Your Vote is Important

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and the Company’s Annual Report on Form 10-K before casting your vote.

2016 Annual Meeting of Stockholders

Time and Date:	8:00 a.m. Eastern Time, Wednesday, March 2, 2016
Place:	Hologic, Inc., 250 Campus Drive, Marlborough, MA
Record Date:	January 8, 2016
Attendance:	All stockholders may attend the meeting. Stockholders who plan to attend the meeting must present a valid government-issued picture identification such as a driver’s license or passport. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the meeting.

Vote by Internet	Vote by Telephone	Vote by Mail	Vote in Person

Go to www.proxyvote.com and enter the 12 digit control number provided on your proxy card or voting instruction form.	Call 800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12 digit control number provided on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions above regarding attendance at the Annual Meeting.

Meeting Agenda and Voting Recommendations

Proposal	Board Recommendation	Page
Election of 10 Directors	FOR	14
Say-on-Pay: Advisory Vote on Executive Compensation	FOR	44
Approve Amendment to the Hologic, Inc. 2012 Employee Stock Purchase Plan	FOR	45
Ratification of the Appointment of Ernst & Young LLP for 2016	FOR	48

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Director Nominees

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Jonathan Christodoro	39	2013		• Corporate Development
Managing Director				• Nominating and Corporate Governance
Icahn Capital LP
Sally W. Crawford	62	2007		• Audit
Former Chief Operating Officer				• Compensation (chair)
Healthsource, Inc.
Scott T. Garrett	66	2013		• Corporate Development
Senior Operating Partner				• Nominating and Corporate Governance
Water Street Healthcare Partners
Nancy L. Leaming	68	2003		• Audit (chair)
Former President and CEO				• Compensation
Tufts Health Plan
Lawrence M. Levy	77	2005		• Corporate Development (chair)
Former Partner				• Nominating and Corporate Governance
Brown Rudnick LLP
Stephen P. MacMillan	52	2013		• N/A
Chairman, President and CEO
Hologic, Inc.
Samuel Merksamer	35	2013		• Compensation
Managing Director				• Corporate Development
Icahn Capital LP
Christiana Stamoulis	45	2011		• Audit
CFO and Head of Corporate Development				• Corporate Development
Unum Therapeutics
Elaine S. Ullian	68	2007		• Lead Director
Former President and CEO				• Compensation
Boston Medical Center				• Nominating and Corporate Governance (chair)
Christopher J. Coughlin	63	–		• N/A
Former Executive Vice President and CFO
Tyco International

Business and Financial Highlights

Hologic strives to deliver best-in-class products that enable healthier lives, everywhere, every day.

Our market-leading products include our innovative Genius™ 3D MAMMOGRAPHY™ technology, our ThinPrep pap test, our Aptima infectious disease tests, our Procleix blood screening assays and instruments, and our NovaSure device for endometrial ablation. Our products are focused on early detection and intervention, and we enjoy a strong position in women’s health.

The past two years have been transformative ones for the Company. Under the guidance of a new, highly-engaged senior management team, Hologic is transitioning from turnaround mode to a sustainable growth company. The Company’s outstanding financial results in fiscal 2015 reflect the progress we have made. Improved commercial execution generated consistent growth across all four areas of the business – diagnostics, breast health, GYN surgical, and skeletal health.

Full-year GAAP revenue increased 6.9%, despite the negative impact of foreign currency

GAAP diluted EPS improved 650%

Debt declined as a result of the voluntary prepayment of $300 million of principal on a term loan and the repurchase of $300 million principal amount of convertible notes

Return on invested capital significantly improved

Total stockholder return was 64.2% for fiscal 2015

Looking ahead, we are focused on sustainable, long-term revenue growth, and believe we have significant opportunities ahead of us.

Two of the important products that drove growth in 2015 – Genius 3D MAMMOGRAPHY and the fully automated Panther system in molecular diagnostics – are still early in their growth cycles

We have a largely untapped international opportunity, as approximately a quarter of our sales are generated outside the United States

We are committed to developing a robust research and development pipeline in each area of our business

Multiple opportunities to increase operational efficiency, reduce debt and lower our tax rate should enable us to grow earnings even faster than sales

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Corporate Governance Highlights

Hologic is committed to good corporate governance, which we believe will help us to sustain our success and build long-term stockholder value. In fiscal 2015, we continued to improve our corporate governance structure, focusing on the following:

Board Structure

•	Our CEO, Stephen P. MacMilllan, assumed the role of Chairman of the Board.

•	Concurrently, the Board appointed an independent Lead Director, Elaine S. Ullian.

•	Responsibilities of each are included in our Corporate Governance Guidelines.

See “Board Leadership Structure” on page 8 for detailed reasoning regarding this change.

Strengthened Stock Ownership Guidelines

•	CEO. Increased guidelines to five times base salary (previously three times base salary).

•	Non-Employee Directors. Increased guidelines to five times annual cash retainer (previously three times annual cash retainer).

•	Other Executive Officers. Incorporated guidelines of two times base salary.

•	Measurement Definitions. Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals.

Bolstered Risk Management Process

Our general counsel led an initiative to strengthen the Company’s risk management process, resulting in a comprehensive but targeted enterprise risk management report to the Board.

Engaged in Stockholder Outreach

In 2015, we implemented a new approach to stockholder engagement, determining to engage with significant stockholders throughout the year. Several months after our 2015 Annual Meeting, we spoke with holders of approximately 40% of our total outstanding shares, seeking their input on several corporate governance-related actions.

Response to March 2015 Stockholder Proposals

In response to March 2015 stockholder proposals, the Board adopted a Policy on Executive Severance Arrangements as well as a Policy on Stockholder Rights Plans. See “Response to Stockholder Proposals” on page 10 for more information on these policies.

Board Assessment

Our Nominating and Corporate Governance Committee led a Board assessment, which included a Board peer review, managed by our general counsel. As a result of the assessment, the Committee identified key characteristics which it believed would augment the current skill set of the Board. The Committee focused on these characteristics as it considered potential nominees to fill the vacancies left by Messrs. LaVance and Wilson, who are not standing for re-election at this Annual Meeting.

Our Governance Best Practices
Annual election of directors
Ten of our eleven directors are independent
All committees consist of independent directors
Independent Lead Director
Commitment to Board diversity
Regular executive sessions of independent directors
No shareholder rights plan (sometimes called a “poison pill”)
Robust executive and director stock ownership guidelines
No hedging or pledging of our securities by our executive officers or directors permitted

Stockholders permitted to act by written consent in lieu of a meeting
A director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation
Stockholders holding an aggregate of at least 25% of our outstanding shares can call a special meeting
Corporate Governance Guidelines published on our website at investors.hologic.com

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Compensation Highlights

The Compensation Committee has responsibility for oversight of the Company’s executive compensation framework, and within that framework works with management to align pay with performance.

What we do	What we don’t do
Double-trigger for accelerated equity vesting upon a change of control	No excise tax gross-ups
Golden parachute policy	No hedging/pledging of Hologic stock
Compensation recoupment policy	No option repricing without stockholder approval
A heavy emphasis on performance-based compensation
Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers
Independent compensation consultant
Annual risk assessments

2015 ANNUAL TARGET CEO PAY	2015 ANNUAL TARGET AVERAGE NEO PAY

CEO Employment Agreement

At the end of fiscal 2015, we entered into an amended and restated Employment Agreement with our CEO. This new agreement is guided by principles of pay for performance, stockholder alignment and sound compensation governance. Features include, but are not limited to:

•	Tying future increases in his base salary to the employee merit pool percentage increase approved for base salaries of U.S. salaried employees;

•	Tying future annual equity grant values to changes in the Company’s adjusted EPS, as defined in the agreement;

•	Promoting significant ownership of Hologic stock and alignment with stockholders through an annual matching restricted stock unit (“RSU”) grant tied to the number of shares owned or deferred; and

•	No accelerated vesting of equity under termination without Cause, other than in connection with a change of control (double-trigger accelerated equity under change of control agreement remains in effect).

Details about the specific arrangements made with Mr. MacMillan can be found in the “Employment, Change of Control and Severance Agreements” section beginning on page 31.

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GOVERNANCE OF THE COMPANY

Hologic is committed to good corporate governance, which we believe will help us to sustain our success and build long-term stockholder value. To that end, the Company has in place Corporate Governance Guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board has also adopted a Code of Business Conduct that applies to all of our employees, officers and directors and a Code of Ethics (included as Appendix A to our Code of Business Conduct) that applies specifically to senior financial officers. These policies are publicly available on our website at investors.hologic.com. Hologic posts additional information on our website from time to time as the Board makes changes to our corporate governance practices.

Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout the organization. Governance at Hologic is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.

The Board has implemented corporate governance practices that it believes are both in the best interests of Hologic and our stockholders as well as compliant with the rules and regulations of the SEC and the listing standards of NASDAQ. The Board reviews these practices on an ongoing basis. Highlights of our corporate governance practices are summarized below.

Board Leadership Structure

Chairman and Lead Director Roles

Our bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board and the Nominating and Corporate Governance Committee review the structure of the Board and Hologic leadership as part of the succession planning process on an ongoing basis. The Board believes that Hologic and its stockholders are best served at this time by having our CEO, Stephen P. MacMillan, also serve as our Chairman, and Elaine S. Ullian, an independent director, serve as our Lead Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our stockholders. It establishes one voice who speaks for the Company to customers, employees, stockholders and other stakeholders. This structure reinforces Mr. MacMillan’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. MacMillan, who has first-hand knowledge of our operations and the major issues facing Hologic, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Mr. MacMillan to act as the key link between the Board and other members of management and facilitate an efficient Board process.

The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. Ms. Ullian has been our Lead Director since June 2015, when the roles of Chairman and Chief Executive Officer were combined. She brings to the role considerable skills and experience, as described below in “Election of Directors.” In addition, Ms. Ullian is Chair of our Nominating and Corporate Governance Committee, which affords her increased engagement with Board governance and composition.

Ms. Ullian, as Lead Director, has significant responsibilities. These responsibilities are set forth in Hologic’s Corporate Governance Guidelines and include:

•	presiding at the meetings of the Board at which the Chairman is not present;

•	convening meetings of the independent directors, including executive sessions held in conjunction with each regularly-scheduled Board meeting;

•	serving as the principal liaison between the Chairman and the independent directors, including with respect to matters arising in executive sessions of the independent directors;

•	working with the Chairman and the Nominating and Governance Committee to establish processes to assist the Board in the efficient discharge of its duties;

•	approving Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	recommending to the Chairman the retention of outside advisors, as appropriate, who report directly to the Board on board-wide matters;

•	being available, if requested by stockholders, and when appropriate, for consultation and direct communication; and

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•	coordinating with the other independent directors in respect of each of the foregoing and performing such other duties as may be properly requested by the Board.

Mr. MacMillan’s responsibilities as Chairman of the Board are also set forth in our Corporate Governance Guidelines and include:

•	presiding at meetings of the Board of Directors and stockholders;

•	establishing processes to assist the Board in the efficient discharge of its duties;

•	organizing and presenting agendas for Board meetings based on advice from the Lead Director, Committee Chairs, directors and members of senior management;

•	facilitating the proper flow of information to the Board and working to see that meetings are efficient and informative;

•	working with the Nominating and Corporate Governance Committee to develop processes for structuring Committees and overseeing their functions, including assignments of Committee members and Chairs;

•	working with the Nominating and Corporate Governance Committee to develop processes for management development and succession planning for senior executives; and

•	performing such other duties as may be properly requested by the Board.

Independent Directors and Committees

In evaluating its leadership structure, the Board also considered that ten of our eleven current directors are independent. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company. In addition, each of the Board’s standing committees — Audit, Compensation, Nominating and Corporate Governance, and Corporate Development — is comprised entirely of independent directors. As a result, oversight of key matters, such as the integrity of Hologic’s financial statements, executive compensation, the nomination of directors and evaluation of the Board and its committees is entrusted exclusively to independent directors. Finally, the Board meets in executive session without the CEO in connection with each regularly-scheduled Board meeting. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Director, promote strong, independent oversight of Hologic’s management and affairs.

Risk Oversight

Our Board is responsible for risk oversight. A fundamental part of risk oversight is to understand the risks that we face, the steps management is taking to manage those risks and to assess our appetite for risk. Risk management systems, including our internal auditing procedures, internal controls over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing the Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. This year, our general counsel led an initiative to revitalize the Company’s enterprise risk management process. In this initiative, risk was assessed throughout the business, focusing on three primary areas: financial risk, legal/compliance risk and operational/strategic risk. The resulting enterprise risk management report (“ERM report”) detailed the Company’s top ten risks, as well as mitigating actions and plans relating to those risks, and was presented to and discussed with the Board. The ERM report also highlighted five additional risks for discussion with the Board.

Underscoring the Board’s and management’s focus on enterprise risk are the personal performance goals of the executive leadership team for fiscal 2016, which are aligned with the Company’s top three enterprise risks, as identified in the ERM report.

While the Board has overall responsibility for risk oversight, each of the four standing committees of the Board regularly assesses risk in connection with executing their responsibilities. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. At the Compensation Committee’s direction, members of our internal legal, human resources and sales operations departments, in consultation with the Compensation Committee’s independent compensation consultant, conduct a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its independent compensation consultant reviewed and discussed the assessment for fiscal 2015, and the Compensation Committee concurred with management’s assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.

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Response to Stockholder Proposals

Since our last Annual Meeting of Stockholders, we adopted two policies in response to the non-binding stockholder resolutions approved at that meeting.

Policy on Executive Severance Arrangements

The Compensation Committee of the Board adopted a Policy on Executive Severance Arrangements which limits severance benefits under any new severance or employment agreements entered into with executive officers to 2.99 times the sum of the executive officer’s base salary plus non-equity incentive plan payment or other annual non-equity bonus or award, without seeking stockholder ratification of such benefits. Unlike the policy adopted by the Compensation Committee, the stockholder proposal included equity in the calculation of benefits, the effect of which would be to limit the Company’s ability to accelerate the vesting of equity under any future change of control agreement.

The Compensation Committee is committed to maintaining an executive compensation program that is aligned with the interests of the Company’s stockholders. Our severance agreements do not provide for accelerated vesting of equity. Our change of control agreements do provide for accelerated vesting of equity, with a double trigger requirement. Securing the vesting of our senior executives’ equity awards in connection with a change of control enables our executives to avoid distractions and potential conflicts of interests that could otherwise arise when a potential change of control transaction is being considered. This permits our leadership team to remain focused on protecting stockholder interests and maximizing stockholder value during the course of the event. If a potential change of control transaction is in the best interests of our stockholders, our executives should be motivated to focus their full energy on pursuing that opportunity, even if it is likely to result in the termination of their employment. Our change of control agreements reinforce this message and duty.

Additionally, the Company’s ability to manage through our management changes over the past two years and ultimately build the exceptional leadership team we have today was due in large part to our having the full complement of compensation tools available to us and the flexibility to use them. In order to continue to attract and retain the level of talent necessary to achieve the Company’s goals, we must continue to have the flexibility to provide competitive compensation packages, including severance benefits. The Compensation Committee believes that the Policy on Executive Severance Arrangements appropriately balances the concern of stockholders with continued alignment of our compensation policies with stockholder interests.

Policy on Stockholder Rights Plans

The Board adopted and incorporated into its Corporate Governance Guidelines a Policy on Stockholder Rights Plans. The Company does not have a stockholder rights plan (often referred to as a “poison pill”). If the Company were to adopt a stockholder rights plan, the Board would seek prior stockholder approval unless the Board, including a majority of the independent directors, in its exercise of its fiduciary duties under circumstances then existing, determines that it would be in the best interests of the Company and the stockholders to adopt a rights plan before obtaining stockholder approval. If the Board did adopt a rights plan without prior stockholder approval, the plan must expire within one year of adoption unless ratified by stockholders.

Stockholder Engagement

While the Board, through the Nominating and Corporate Governance Committee, oversees stockholder matters and participates in meetings with stockholders, as appropriate, management has the principal responsibility for stockholder communications and engagement. As discussed below, management provides regular feedback to the Board concerning stockholder feedback.

In 2015, we implemented a new approach to stockholder engagement, determining to engage with significant stockholders throughout the year. In addition to discussions in advance of our Annual Meeting during our proxy voting, we initiated discussions during a quieter period several months later, speaking with holders representing approximately 40% of our total outstanding shares. We discussed the combination of Chairman and CEO roles and concurrent appointment of a Lead Director, risk management processes, our CEO’s new employment agreement, board refreshment and our response to the March 2015 stockholder proposals, among other things.

In addition to input on current governance and executive compensation topics specific to Hologic, we invite discussion on any other topics or trends stockholders may wish to share with us. Their input is reported to the Nominating and Corporate Governance Committee, which in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion and actions are necessary by the respective committee or full Board. The Board considers stockholder perspectives as well as the interests of all stakeholders when overseeing Company strategy, formulating governance practices and designing compensation programs.

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Director Nomination Process and Board Assessment

As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates and may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms.

In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board.

This year, the Nominating and Corporate Governance Committee led a Board assessment initiative, which included a Board peer review, managed by the general counsel. As a part of this review, the Nominating and Governance Committee identified four key characteristics, which it believed would augment the current skill set of the Board: experience in a very senior executive position in a large, complex, global company; extensive operational experience; deep understanding of the Company’s markets and/or customers and a product background. The Nominating and Corporate Governance Committee focused on these characteristics as it considered potential candidates to fill the vacancies left by Messrs. LaVance and Wilson, who are not standing for re-election at this Annual Meeting.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board using the same criteria described in the preceding paragraph. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752. If you wish to formally nominate a candidate, you must follow the procedures described in Section 1.4 of our bylaws.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. Our Code of Ethics for Senior Financial Officers is publicly available on our website at investors.hologic.com as Appendix A to our Code of Business Conduct. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board has scheduled a Board meeting in conjunction with the Annual Meeting of Stockholders. Our directors are encouraged to attend the Annual Meeting of Stockholders on March 2, 2016. All directors then serving on our Board attended the Annual Meeting of Stockholders held on March 3, 2015.

Stockholder Communications with the Directors

Stockholders may contact our Board and committees thereof by writing to them c/o Investor Relations, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752. In general, any stockholder communication directed to our Board or a committee thereof will be delivered to our Board or the appropriate committee. However, the Company reserves the right not to forward to our Board any abusive, threatening or otherwise inappropriate materials.

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BOARD COMMITTEES

The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Corporate Development Committee. The Board is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of NASDAQ. The Board has determined that the following directors and director nominees are “independent,” according to the above definition: Jonathan Christodoro, Christopher J. Coughlin, Sally W. Crawford, Scott T. Garrett, Nancy L. Leaming, Lawrence M. Levy, Samuel Merksamer, Christiana Stamoulis, and Elaine S. Ullian. Mr. MacMillan is not considered independent because he is an active officer of the Company. In addition, both the Audit Committee and Compensation Committee are composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has adopted a charter for each of the four standing committees that addresses the make-up and functioning of such committee. The charters for each of the four standing committees are publicly available on our website at investors.hologic.com.

The current membership of each committee is listed below.

				Board Committees
Name	Age	Position	Director Since	Audit	Compensation	Corporate Development	Nominating and Corporate Governance
Jonathan Christodoro	39	Director	2013
Sally W. Crawford	62	Director	2007		Chair
Scott T. Garrett	66	Director	2013
David R. LaVance, Jr.*	62	Director	2002
Nancy L. Leaming	68	Director	2003	Chair
Lawrence M. Levy	77	Director	2005			Chair
Samuel Merksamer	35	Director	2013
Christiana Stamoulis	45	Director	2011
Wayne Wilson*	66	Director	2007
Elaine S. Ullian	68	Lead Director	2007				Chair
*	Not standing for re-election

Meetings of the Board and its Committees

The Board met six (6) times during the fiscal year ended September 26, 2015 and each of our directors attended at least 75% of the total number of meetings of the Board and all committees of the Board on which he or she served, except for Mr. Merksamer. Due to previously scheduled business conflicts as well as a Corporate Development Committee meeting and a Compensation Committee meeting scheduled simultaneously, Mr. Merksamer missed two Board meetings and two meetings of each committee on which he sits. During fiscal 2015, the independent directors of the Board met in executive session during each of the Board’s regular quarterly meetings and at such other Board and committee meetings as the independent directors elected.

Audit Committee

The Audit Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal controls over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. In addition, the Audit Committee, among other things, reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

The Audit Committee met nine (9) times during fiscal 2015. None of the current or former members of the Audit Committee listed below are employees of the Company and our Board has determined that each such member of the Audit Committee is independent (as independence is defined in the current listing standards of NASDAQ and Section 10A(m)(3) of the Exchange Act). The Audit Committee currently consists of Mses. Crawford, Leaming and Stamoulis, and Mr. Wilson, who is not standing for re-election. Ms. Leaming currently serves as Chairperson and served as such during fiscal 2015. If Mr. Coughlin is elected to the Board, the Board intends to appoint him to the Audit Committee.

Audit Committee Financial Expert. The Board has determined that each of Mses. Crawford, Leaming and Stamoulis and Mr. Coughlin qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

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Compensation Committee

The primary functions of the Compensation Committee include (i) reviewing and approving the compensation for each of our executive officers and such other of our senior officers as the Compensation Committee deems appropriate, (ii) evaluating the performance, as it relates to their compensation, of the Chief Executive Officer, the other executive officers and such other senior officers as the Compensation Committee deems appropriate, (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans, (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate, (v) general oversight of risks associated with our compensation policies and practices, and (vi) approving and/or recommending compensation for members of the Board, and each committee thereof, for review and approval by the Board. The Board and Compensation Committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, our Senior Vice President, Human Resources, has been delegated such authority, subject to terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of the President and Chief Executive Officer and the Chief Financial Officer authorized to serve as an alternate to the Senior Vice President, Human Resources.

The Compensation Committee met six (6) times during fiscal 2015.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mses. Crawford, Leaming and Ullian, and Messrs. Merksamer, LaVance and Wilson, the latter two of whom are not standing for re-election. Ms. Crawford currently serves as Chairperson and served as such during fiscal 2015. No current or former member of the Compensation Committee listed above is or has ever been an executive officer or employee of the Company (or any of its subsidiaries) and no “compensation committee interlocks” existed during fiscal 2015.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, including the Compensation Committee’s retention of an independent compensation consultant, please see “Compensation Discussion and Analysis” beginning on page 21.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates for director and considering various corporate governance issues, including evaluating the performance of the Board and its committees, developing and periodically reviewing our Corporate Governance Guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the composition and chair of our Board committees and leading the succession planning process for our CEO. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described under “Director Nomination Process and Board Assessment” on page 11.

The Nominating and Corporate Governance Committee met seven (7) times during fiscal 2015. The Nominating and Corporate Governance Committee currently consists of Ms. Ullian and Messrs. Christodoro, Garrett, LaVance (who is not standing for re-election) and Levy. Ms. Ullian currently serves as Chairperson and served as such during fiscal 2015.

Corporate Development Committee

The Corporate Development Committee assists the Board in its oversight of strategic and investment transactions, financing activities and such other matters of a strategic nature as may be delegated to it from time to time by the Board.

The Corporate Development Committee met five (5) times during fiscal 2015. The Corporate Development Committee currently consists of Messrs. Christodoro, Garrett, Levy and Merksamer and Ms. Stamoulis. Mr. Levy currently serves as Chairperson and served as such during fiscal 2015.

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Proposal No. 1	Election of Directors

Ten (10) directors are to be elected at the Annual Meeting. Our Board of Directors (referred to herein as the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons listed below for election as directors. All of the director nominees, other than Mr. Coughlin, were previously elected by the stockholders. Mr. Coughlin was recommended initially by a non-management director as well as our CEO. After consideration of a number of potential candidates, the Nominating and Corporate Governance Committee unanimously recommended Mr. Coughlin to the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Messrs. Christodoro and Merksamer were previously appointed to the Board pursuant to the Nomination and Standstill Agreement, dated December 8, 2013 (the “Standstill Agreement”), by and among the Company and Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Carl C. Icahn, Jonathan Christodoro and Samuel Merksamer (collectively, the “Icahn Group”). Pursuant to the terms of the Standstill Agreement, the Company also agreed to nominate Messrs. Christodoro and Merksamer for election to the Company’s Board at the 2014 Annual Meeting. While the Company was under no obligation to nominate Messrs. Christodoro and Merksamer for election at the upcoming meeting, upon their nomination the Company was obligated to use its reasonable best efforts to cause their election, including recommending in favor of their election, pursuant to the Standstill Agreement. The Standstill Agreement also includes standstill and voting provisions applicable to the Icahn Group’s ownership of the Company’s Common Stock, including an agreement to vote in favor of the Company’s nominees for director so long as Messrs. Christodoro and Merksamer are included in the Company’s slate of director nominees.

Messrs. LaVance and Wilson will not stand for re-election at the Annual Meeting. Accordingly, the Board has reduced the size of the Board to 10 directors, effective immediately prior to the commencement of the Annual Meeting. Our Board extends its sincere gratitude to Messrs. LaVance and Wilson for their many years of dedicated service.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Annual Meeting will be elected as directors. However, in accordance with our bylaws, in an uncontested election of directors any nominee for director who receives a greater number of votes “withheld” than votes “for” in such election must promptly tender his or her resignation to our Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. If any nominee for director in this election receives a greater number of votes “withheld” than votes “for”, then within 90 days after the certification of the election results, the remaining members of our Board shall, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, determine whether to accept such resignation. The determination of the Board will be publicly disclosed by press release and the filing of appropriate disclosure with the SEC.

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Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the nominees listed below. Management proxy holders will vote all duly submitted proxies FOR the nominees listed below unless duly instructed otherwise.

Set forth below is certain biographical information regarding the nominees as of January 1, 2016, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Jonathan Christodoro

Director Since: 2013

Age: 39

Mr. Christodoro joined our Board in December 2013. Mr. Christodoro has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since July 2012. He is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital LP, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP and S.A.C Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro also serves on the boards of directors of PayPal Holdings, Inc. (“PayPal”), Cheniere Energy, Inc. (“Cheniere”), Herbalife Ltd. (“Herbalife”), American Railcar Industries, Inc. (“American Railcar”), and Enzon Pharmaceuticals, Inc. (“Enzon”). Mr. Christodoro serves as the Chairman of Enzon, on the Nominating and Governance Committees of Herbalife and Cheniere, and on the Compensation Committees of Herbalife and American Railcar. Carl C. Icahn has a non-controlling interest in all of these companies through the ownership of securities. Mr. Christodoro also served as a director of Talisman Energy, Inc. from December 2013 to May 2015 and eBay Inc. from January to July 2015. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. He received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. He also served in the United States Marine Corps. Mr. Christodoro was selected as a member of the Board pursuant to the Standstill Agreement with the Icahn Group. His financial, strategic and investment banking background and experience, as well as his relationship with the Icahn Group, and its interests as one of the more significant beneficial owners of our stock, brings valuable perspectives to the Board.

Sally W. Crawford

Director Since: 2007

Age: 62

Ms. Crawford became one of our directors effective upon our merger with Cytyc Corporation (“Cytyc”) in October 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, she has been a healthcare consultant in New Hampshire. Ms. Crawford serves as a director of Universal American Corporation, where she is Chair of the Compliance Committee and Chair of the Nominating Committee, and Insulet Corporation, where she is Chair of the Compensation Committee and a member of the Nominating and Governance Committee. Ms. Crawford served as a director of Exact Sciences Corporation from 1998 to 2015, Chittenden Corporation from 1998 to 2008 and Zalicus Inc. (now EPIRUS Biopharmaceuticals, Inc.) from 2007 to 2014. Ms. Crawford earned a Bachelor’s Degree from Smith College and a Master’s Degree in Communications from Boston University. Ms. Crawford’s service in various senior executive positions in the managed care sector and her continuing healthcare consulting practice contribute to her significant management and leadership experience and expertise in operational, regulatory and related disciplines applicable to our business and operations.

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Scott T. Garrett

Director Since: 2013

Age: 66

Mr. Garrett joined our Board in May 2013. Mr. Garrett is currently a Senior Operating Partner at Water Street Healthcare Partners. He joined Water Street in 2011 after approximately 35 years in the global healthcare industry. Prior to joining Water Street, Mr. Garrett served as Chairman, President and Chief Executive Officer of Beckman Coulter, a leading biomedical company, from 2008 to 2011. Mr. Garrett joined Beckman Coulter in 2002 as President, Clinical Diagnostics Division and was promoted in 2003 to President and Chief Operating Officer. In January 2005, he became Chief Executive Officer, adding the position of Chairman in 2008. Prior to that, Mr. Garrett served as Vice Chairman and Interim Chief Executive Officer of Kendro Laboratory Products from 1999 to 2001. From 1994 to 1998, he served as Chairman, President and Chief Executive Officer of Dade Behring, a leading diagnostics company. He began his career at American Hospital Supply Corporation and continued there after that company was acquired by Baxter International, ultimately serving as Chief Executive of Baxter’s global laboratory business, Baxter Diagnostics. Mr. Garrett received a B.S. in Mechanical Engineering from Valparaiso University and an M.B.A. from Lake Forest Graduate School of Management. Mr. Garrett currently serves on the boards of companies in which Water Street has an ownership interest, including MarketLab Inc. and Orgentec Diagnostics. He also serves as a director of Immucor, Inc. Mr. Garrett’s experience as a Chief Executive Officer and in other senior leadership positions with biomedical and diagnostics companies enables him to bring an operational perspective as well as valuable insights and experience to the Board.

Nancy L. Leaming

Director Since: 2003

Age: 68

Ms. Leaming has served as a director since September 2003. Ms. Leaming, an independent consultant, was the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance, from 2003 to 2005. Prior to that, she served as Tufts Health Plan’s President and Chief Operating Officer from 1998 to 2003, the Chief Operating Officer from 1995 to 1998 and the Chief Operating Officer/Chief Financial Officer from 1986 to 1995. Ms. Leaming currently serves on the boards of directors of Edgewater Technology, Inc., where she is Chair of the Audit Committee and a member of the Compensation Committee, and Biogen Idec, Inc., where she is a member of the Audit Committee and the Risk Committee. Ms. Leaming’s leadership skills, financial acumen and her valuable insights into the healthcare reimbursement and payer market, where she spent 20 years in senior operational, financial and managerial roles, make her a valuable contributor to the Board.

Lawrence M. Levy

Director Since: 2005

Age: 77

Mr. Levy has been a director since December 2005. Mr. Levy retired from the position of Senior Counsel at Brown Rudnick LLP, an international law firm, in January 2011. He had been Senior Counsel at Brown Rudnick since February 2005, and for more than 30 years before that had been a Partner at the firm, specializing in Corporate and Securities Law. Mr. Levy served as our Secretary from our formation in 1985 until December 2005. Mr. Levy is a director of the Facing History and Ourselves National Foundation and previously served as a director of Scivanta Medical Corporation. Mr. Levy received a B.A. from Yale University and an LLB from Harvard Law School. Mr. Levy is a seasoned corporate attorney with extensive experience in representing public and private companies in the United States and abroad. Mr. Levy chaired Brown Rudnick’s International Practice Group and, in 1997, opened Brown Rudnick’s London office, dividing his time between the firm’s London and Boston offices for more than 13 years. Mr. Levy’s broad legal and cross-border transactional experience enables him to provide valuable insights and perspectives to the Board.

Stephen P. MacMillan

Director Since: 2013

Age: 52

Mr. MacMillan was appointed as President, Chief Executive Officer and a director in December 2013. He was elected Chairman of the Board in June 2015. Prior to joining the Company, Mr. MacMillan served as the Chief Executive Officer of sBioMed, LLC, a biomedical research firm that produces infection control products, which he joined in October 2012. Prior to sBioMed, LLC, he served in various roles at Stryker Corporation, including as its Chief Operating Officer from June 2003 to December 2004, its President from June 2003 to February 2012, its Chief Executive Officer from January 2005 to February 2012 and its Chairman from January 2010 to February 2012. Mr. MacMillan began his career with Procter & Gamble in 1985 and spent 11 years with Johnson & Johnson, where he served in various roles, including President of its consumer pharmaceuticals joint venture with Merck from December 1998 to December 1999. From December 1999 to June 2003, Mr. MacMillan served as Sector Vice President, Global Specialty Operations of Pharmacia Corporation, a global pharmaceutical company. Mr. MacMillan currently serves on the board of directors of Boston Scientific Corporation, where he is a member of the Executive Compensation and Human Resources Committee and the Nominating and Governance Committee. Mr. MacMillan previously served on the board of directors of Alere, Inc. from 2013 to 2015 and Texas Instruments Incorporated from 2008 to 2012. Mr. MacMillan holds a Bachelor of Arts degree in economics from Davidson College and is a graduate of the Harvard Business School’s Advanced Management Program. As our Chairman, President and Chief Executive Officer, Mr. MacMillan has direct responsibility for the Company’s strategy and operations. During his tenure at Hologic, Mr. MacMillan has led the company through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Through his leadership, he has positioned Hologic to drive sustainable growth. His performance as CEO, together with his many years of experience in the healthcare industry, make him an invaluable contributor to the Board.

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Samuel Merksamer

Director Since: 2013

Age: 35

Mr. Merksamer joined our Board in December 2013. Mr. Merksamer is a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, where he has been employed since May 2008. Mr. Merksamer is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. From 2003 until 2008, he was an analyst at Airlie Opportunity Capital Management, a hedge fund management company, where he focused on high yield and distressed investments. Mr. Merksamer also serves on the boards of directors of Cheniere Energy, Inc. (“Cheniere”), Transocean Partners, LLC (“Transocean”), Navistar International Corporation (“Navistar”), and Hertz Global Holdings, Inc. (“Hertz”). Mr. Merksamer serves on the Audit and Compensation Committees of Cheniere and Navistar; the Nominating and Governance Committee of Hertz; the Finance Committees of Transocean and Hertz, and the Health, Safety and Environment Committee of Transocean. Mr. Merksamer was previously a director of Talisman Energy, Inc. from December 2013 to May 2015; CVR Refining GP, LLC (the general partner of CVR Refining, LP) from September 2012 to September 2014; American Railcar Industries, Inc., from June 2011 to June 2013; Viskase Companies, Inc., from January 2010 to April 2013; PSC Metals Inc., from March 2009 to October 2012; Dynegy Inc., from March 2011 to September 2012; and Federal - Mogul Corporation, from September 2010 to January 2014. CVR Refining, CVR Energy, Federal - Mogul, American Railcar Industries, Viskase Companies and PSC Metals are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in Transocean, Navistar and Dynegy Inc. through the ownership of securities. Mr. Merksamer received an A.B. in Economics from Cornell University in 2002. Mr. Merksamer was selected as a member of the Board pursuant to the Standstill Agreement with the Icahn Group. His financial, strategic and investment banking background and experience, as well as his relationship with the Icahn Group, and its interests as one of the more significant beneficial owners of our stock, brings valuable perspectives to the Board.

Christiana Stamoulis

Director Since: 2011

Age: 45

Ms. Stamoulis has been a director since November 2011. In January 2015, Ms. Stamoulis was appointed Chief Financial Officer and Head of Corporate Development at Unum Therapeutics. Prior to Unum, she was an independent advisor to biopharmaceutical companies from January 2014 to December 2014. Prior to that, Ms. Stamoulis served as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated from 2009 until December 2013. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the investment banking and management consulting industries where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, she was a Managing Director in the Investment Banking division of Citigroup from 2006 to 2009 where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co. where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group. Ms. Stamoulis holds a Bachelor of Science degree in Economics and a Bachelor of Science degree in Architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management where she focused on Applied Economics and Finance. Ms. Stamoulis’ solid foundation in strategic development, coupled with her extensive experience in executing initiatives for growth in the medical products field and related industries, enable her to provide valuable insights to the Board.

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Elaine S. Ullian

Director Since: 2007

Age: 68

Ms. Ullian has been a director since October 2007 and our Lead Independent Director since June 2015. Ms. Ullian served as President and Chief Executive Officer of Boston Medical Center, the successor of Boston University Medical Center Hospital, from 1996 until her retirement in January 2010. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. She holds two academic appointments: Associate Professor at Boston University School of Medicine and lecturer at Harvard University School of Public Health. Ms. Ullian also serves as a director of Vertex Pharmaceuticals Incorporated, where she is Co-Lead Director, Chair of the Corporate Governance and Nominating Committee and a member of the Management Development and Compensation Committee, and Thermo Fisher Scientific Inc., where she is a member of the Compensation Committee. Ms. Ullian previously served as one of our directors from 1996 to 2003 and served as a director of Valeant Pharmaceuticals International, Inc. from 2004 to 2008. As former Chief Executive Officer of three hospitals, including two major academic medical centers, Ms. Ullian brings knowledge and understanding of Hologic’s customer base, as well as their priorities and challenges. All three institutions led by Ms. Ullian over a 25-year period had a strong commitment to accessible health care, and a particular focus on women’s health services. As a person whose career had been dedicated to the provision of clinical care services to patients, she brings an important perspective to the Board.

Christopher J. Coughlin

Director Nominee

Age: 63

Mr. Coughlin has been nominated for election to our Board. Since 2012, Mr. Coughlin has served as a senior advisor to McKinsey & Co. Mr. Coughlin served as an advisor to Tyco International from 2010 until September 2012. He was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies and provided financial leadership surrounding major transactions, including the $2 billion acquisition of Broadview Security, among many other responsibilities and accomplishments. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004 and as a director from July 2003 to July 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. Mr. Coughlin currently serves as the Chairman of the Board of Dun & Bradstreet, where he is a former member of the Audit Committee, chairs the Nominating and Governance Committee, and is a member of the Compensation and Benefits Committee. He also serves on the board of Alexion Pharmaceuticals, where he is Chairman of the Audit Committee and a member of the Pharmaceutical Compliance and Quality Committee, and on the board of Allergan plc (formerly Actavis plc), where he is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, Mr. Coughlin previously served on the boards of Covidien plc, Dipexium Pharmaceuticals, Inc., Forest Laboratories, Inc., The Interpublic Group of Companies, Monsanto Company and Perrigo Company. Mr. Coughlin has a B.S. in accounting from Boston College. The Board concluded that Mr. Coughlin’s depth of experience in executive leadership roles within complex corporate organizations, his financial background and his audit committee service on public company boards would contribute critical risk oversight and management insight to our Board.

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EXECUTIVE OFFICERS

Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names of our executive officers, as of January 1, 2016, along with certain biographical information for all but Stephen P. MacMillan, our Chairman, President and Chief Executive Officer. For Mr. MacMillan’s biographical information, please see page 16.

Name	Age	Title
Stephen P. MacMillan	52	Chairman, President and Chief Executive Officer
Eric B. Compton	51	Chief Operating Officer
Claus Egstrand	54	Group President, International
John M. Griffin	55	General Counsel
Robert W. McMahon	47	Chief Financial Officer
Jay A. Stein	73	Chairman Emeritus, Senior Vice President and Chief Technical Officer
Peter J. Valenti III	52	Division President, Breast and Skeletal Health
Thomas A. West	52	Division President, Diagnostics

Mr. Compton joined us in April 2014 as Chief Operating Officer. From 1995 to 2014, Mr. Compton worked at Johnson & Johnson in roles of increasing responsibility. Most recently, Mr. Compton served as the Worldwide President, Ortho Clinical Diagnostics for Johnson & Johnson. In this position, he was accountable for over $2 billion in global sales across multiple disciplines and held direct responsibility for a workforce of more than 2,800 individuals. From 2011 to August 2012, Mr. Compton served as General Manager, Ortho Clinical Diagnostics and from 2009 to 2011, he served as Worldwide Vice President, Franchise Strategic Marketing, Diabetes Care. Mr. Compton served in various sales and marketing leadership roles at Johnson & Johnson earlier in his career. Prior to joining Johnson & Johnson, Mr. Compton was a Business Development Manager at Procter & Gamble. He began his career in 1986 at Procter & Gamble as a Sales Representative. Mr. Compton is a member of the Board of AdvaMed DX and holds a Masters of Business Administration from Kennesaw State University and a Bachelor of Arts from the University of Richmond.

Mr. Egstrand served as Group President, International from April 2014 to January 2016. From 2012 to 2014, Mr. Egstrand was the Leader of Consumer Healthcare, Europe for Merck & Co., Inc., where he was responsible for a plan for growth, including sales and marketing, in developed and developing markets. Prior to that, Mr. Egstrand was the Chief Marketing Officer of Regus plc. From 2006 to 2011, Mr. Egstrand was the Vice President, Chief Marketing Officer, EMEA, and General Manager Medsurg, Europe, for Stryker Corporation. Prior to joining Stryker, Mr. Egstrand held senior international and regional roles at Pfizer Consumer Healthcare, Pharmacia Corporation, and Johnson & Johnson/Merck Pharmaceuticals. Mr. Egstrand began his career in 1982 in sales and marketing at Farma Ltd. He holds a Masters of Business Administration from the University of Copenhagen and an undergraduate business degree from Niels Brock, Copenhagen Business College.

Mr. Griffin joined us in February 2015 as General Counsel with nearly 30 years of experience across a broad spectrum of legal matters. Mr. Griffin worked at Covidien from 2000 to 2015 where he most recently served as Vice President, Deputy General Counsel. Previously, from 1994 to 2000, Mr. Griffin served as Assistant United States Attorney in Boston, Massachusetts, and prosecuted complex criminal cases. He began his career at Nutter, McClennen & Fish in Boston. Mr. Griffin currently serves on the board of directors for Por Cristo in Boston. He has a Juris Doctorate from Harvard Law School and a Bachelor of Arts in Political Science from Columbia University.

Mr. McMahon joined us in May 2014 as Chief Financial Officer with more than 20 years of healthcare finance experience. From 1993 to 2014, Mr. McMahon worked at Johnson & Johnson in executive finance roles of increasing responsibility. Most recently, Mr. McMahon served as the Worldwide Vice President, Finance and Business Development, Ortho Clinical Diagnostics for Johnson & Johnson. From 2006 to 2011, Mr. McMahon served as Vice President, Finance, Consumer Group and from 2004 to 2006 he served as Vice President, Finance, Networking & Computing Services. Mr. McMahon is a Certified Management Accountant and holds a Masters of Business Administration from the University of Central Florida and a Bachelor of Science in Business Administration from the University of Florida.

Dr. Stein, a co-founder, Chairman Emeritus, Senior Vice President and the Chief Technical Officer of our Company, has served as Executive or Senior Vice President and Chief Technical Officer of the Company since its organization in October 1985. Since October 2007, Dr. Stein has served as Chairman Emeritus pursuant to which he continues to participate in meetings of the Board. He served as one of our directors from October 1985 through October 2007, including as Chairman of our Board from June 2001 to November 2002. Dr. Stein received a Ph. D. in Physics from The Massachusetts Institute of Technology. He is the principal author of numerous patents involving X-ray technology.

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Mr. Valenti joined us in May 2014 as Division President, Breast and Skeletal Health with nearly 30 years of sales, brand and product management experience, including 20 years focused on healthcare products. Prior to joining the Company, Mr. Valenti was a Principal at The New England Consulting Group where he served as a consultant to numerous healthcare companies, including Johnson & Johnson, Alcon, Cardinal Health, Align Technology, Inc. and Bausch + Lomb Inc. Mr. Valenti assumed his consulting role following his four-year tenure in the North American and Global President roles of Bausch + Lomb’s Vision Care business from 2009 to 2013. From 2007 to 2009, Mr. Valenti was the General Manager, U.S. Region for Covidien’s Surgical Devices business. From 1995 to 2007, Mr. Valenti was with Johnson & Johnson and held positions of increasing responsibility including Vice President, Global Franchise for the Vistakon business and Executive Director, Women’s Health for Johnson & Johnson’s Personal Products business. Mr. Valenti began his career at Procter & Gamble. He received a Masters of Business Administration from Cornell University and a Bachelor of Science in Business Administration from the University of Connecticut.

Mr. West joined us in October 2014 as Division President, Diagnostics with more than 20 years of healthcare experience. From 1992 to 2014, Mr. West worked at Johnson & Johnson in various roles of increasing responsibility across the globe. Most recently, he served as the Worldwide Vice President – Strategy and Business Development for Johnson & Johnson’s Diabetes Solutions Companies. Previously, he served as President of LifeScan North America and as President of LifeScan EMEA. Mr. West has a proven track record in formulating and implementing growth strategies in the life sciences and consumer healthcare industries in the U.S., Canada, Europe, the Middle East, Africa and Latin America. He has a bachelor’s degree in Politics and Economics from Princeton University and a Masters of Business Administration in Marketing and Strategic Management from the University of Pennsylvania, Wharton School.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

In this section, we describe the executive compensation program for our named executive officers (“NEOs”). We also explain how the Compensation Committee of the Board of Directors (the “Committee”) determined the pay of our NEOs and its rationale for specific decisions related to fiscal 2015 (September 27, 2014 – September 26, 2015).

Our Named Executive Officers (NEOs) for Fiscal 2015

Our NEOs for fiscal 2015 are as follows:

Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer (“CEO”)
Robert W. McMahon	Chief Financial Officer (“CFO”)
Eric B. Compton	Chief Operating Officer (“COO”)
Claus Egstrand*	Group President, International
Thomas A. West	Division President, Diagnostics

*	Mr. Egstrand left the Company on January 8, 2016 to pursue other opportunities.

Executive Summary

2015 Business Strategy & Highlights

Fiscal 2015 was an outstanding year for Hologic, with our financial results, people and products exceeding expectations across the board. The Company’s Genius 3D MAMMOGRAPHY™ technology continued to lead the way in breast cancer screening and diagnosis, while our Diagnostics and Surgical businesses also grew on a consistent basis. The rapid cohesion and effectiveness of the newly-formed management team was a key factor in driving performance throughout the Company, with improved execution generating broad and deep growth.

•	We delivered strong top- and bottom-line growth both in the U.S. and internationally. Our GAAP revenue grew 6.9% in fiscal 2015 (even stronger growth on a constant currency basis) and GAAP earnings per share (“EPS”) increased 650% from $0.06 in fiscal 2014 to $0.45 in fiscal 2015.

•	Strong cash flows enabled us to continue to reduce our debt.

–	We voluntarily prepaid $300 million of a term loan in the first quarter, decreasing our total debt outstanding.

–	We refinanced both our credit agreement and our senior notes, resulting in lower interest rates and less restrictive covenants.

–	We repurchased $300 million in principal of our most dilutive convertible notes, further decreasing our total debt outstanding.

•	The combination of strong profit growth and lower debt has enabled us to significantly improve our return on invested capital (“ROIC”).(1)

The three financial performance metrics we utilize in our compensation plans, adjusted revenue(2), adjusted EPS(3) and ROIC, all improved significantly from fiscal 2014 to fiscal 2015.

(1)	ROIC means adjusted net operating profit after tax divided by the sum of average net debt and average stockholders’ equity. See “Why ROIC?” on page 30.
(2)	Adjusted revenue means our consolidated revenue determined in accordance with GAAP, adjusted to exclude revenue associated with the Company’s Sentinelle MRI coil business, including without limitation, revenue relating to the sale of that business or transactions related to the sale. Adjusted revenue is also calculated on a constant currency basis using the foreign currency exchange rate applied in setting the Company’s fiscal 2015 budget.
(3)	Adjusted EPS means our consolidated net income (loss) per share (on a fully-diluted basis) determined in accordance with GAAP, adjusted to exclude: (i) the non-cash amortization of intangible assets; (ii) acquisition-related charges and effects, including integration-related costs and expenses and the write-up of property, plant and equipment to fair value; (iii) non-cash interest expense from the amortization of the debt discount related to convertible debt instruments with cash settlement features; (iv) closure, consolidation (including accelerated depreciation expense) and restructuring and divestiture charges; (v) charges associated with settlement of litigation; (vi) losses from the extinguishment of debt and related transaction costs, including those costs related to transactions accounted for as modifications; (vii) other-than-temporary impairment losses on equity investments; (viii) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains, including associated expenses, that may not be indicative of the Company’s core business results, including costs, expenses, charges and revenues associated with the Company’s Sentinelle MRI coil business; and (ix) income taxes related to any of the foregoing adjustments.

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We believe these improvements and achievements have had a direct and positive impact on our stock performance and total shareholder return (“TSR”):

*   Share price reflects the closing price per share of the Company’s Common Stock on the last trading day of the fiscal quarter.

A Strong Future With a Strong Leader

The appointment of Mr. MacMillan as our CEO in fiscal 2014 is a critical part of our current success story. His leadership and vision are at the core of our significantly improved performance over the short term, and we believe it is his continued commitment to driving sustainable long-term growth that will help secure our success as we move into the future.

In fiscal 2015, the Company entered into an amended and restated Employment Agreement with Mr. MacMillan for a five-year term, with an option to renew for an additional five-year term. This new agreement is guided by principles of pay for performance, stockholder alignment and sound compensation governance. Features include, but are not limited to:

•	Tying future increases in his base salary to the employee merit pool percentage increase approved for base salaries of U.S. salaried employees;

•	Tying future annual equity grant values to changes in the Company’s adjusted EPS, as defined in the agreement;

•	Promoting significant ownership of Hologic stock and alignment with stockholders through an annual matching restricted stock unit (“RSU”) grant tied to the number of shares owned or deferred; and

•	No accelerated vesting of equity under termination without Cause, other than in connection with a change of control (double-trigger accelerated equity under change of control agreement remains in effect).

Details about the specific arrangements made with Mr. MacMillan can be found in the “Employment, Change of Control and Severance Agreements” section beginning on page 31.

“Say-On-Pay” and Stockholder Feedback

Each year, we take into account the result of the say-on-pay vote cast by our stockholders. At our 2015 Annual Meeting of Stockholders, we saw a measurable increase in support to approximately 77%, up from 34% in 2014. We interpreted the marked improvement as an endorsement of our compensation program’s evolving design and direction, including, based on stockholder feedback, the use of ROIC as a performance-based metric for long-term incentive awards.

While say-on-pay is a key indicator of stockholder feedback, we are committed to keeping an open dialogue with our institutional investors and stockholders throughout the year. We reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, such as executive compensation. Since our 2015 Annual Meeting, we have actively engaged with a number of our largest institutional investors. Through this dialogue, we received additional validation on the design of our executive compensation program as well as tremendous support for our newly-appointed senior management team.

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Our Position on Employment, Change of Control and Severance Agreements

Our ability to build the exceptional leadership team in place today was due in large part to our having a full complement of compensation tools available to us and the flexibility to use them. This includes the ability to leverage employment, change of control and severance agreements.

The Committee strongly believes that together, our employment, change of control and severance agreements, which are guided by our governance practices and policies (e.g., double-trigger change of control provisions, no tax gross-ups), are well aligned with those of our peers. More importantly, they foster stability within senior management by helping our executives maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.

We also understand the concern of our stockholders regarding severance arrangements, as evidenced by one of the non-binding stockholder proposals approved at our 2015 Annual Meeting of Stockholders. In response, the Committee adopted a new Policy on Executive Severance Agreements (see “Fiscal 2015 Compensation Actions” section below and “Response to Stockholder Proposals” on page 10 of this proxy statement).

Details about the specific arrangements made with our NEOs can be found in the “Employment, Change of Control and Severance Agreements” section beginning on page 31.

Fiscal 2015 Compensation Actions

The Committee continued to strengthen the foundation of the executive compensation program, taking the following actions for fiscal 2015:

•	Strengthened Stock Ownership Guidelines

–	CEO: Increased guidelines from three times base salary to five times base salary.

–	Non-Employee Directors: Increased guidelines from three times annual cash retainer to five times annual cash retainer.

–	Other Executive Officers: Incorporated guidelines of two times base salary.

–	Measurement Definitions: Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals.

•	Adopted a Policy on Executive Severance Agreements

–	Policy limits severance benefits under any new severance or employment agreements entered into with executive officers to 2.99 times the sum of the executive officer’s base salary and non-equity incentive plan payment or other annual non-equity bonus or award, without seeking stockholder ratification of such benefits.

•	Kept annual base salaries level for all NEOs (no increases from fiscal 2014 to fiscal 2015).

•	Continued the focus on pay for performance, basing the funding of the 2015 short-term incentive plan (“STIP”) primarily on the Company’s achievement of pre-determined adjusted revenue and adjusted EPS goals and setting ROIC hurdles for performance stock units (“PSU”) awards.

•	Set the overall funding level of the 2015 STIP at 175% of target funding, based upon the Company’s exceptional performance against the established performance targets.

•	Approved grants of stock options, RSUs, PSUs and Deferred Compensation Program (“DCP”) contributions in alignment with our compensation philosophy and program.

•	Modified the Company’s form of stock option award agreement to provide for a ten-year term.

Details of these actions are provided in their respective sections of the CD&A.

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Looking Ahead to Fiscal 2016

During fiscal 2015, the Committee made additional decisions related to executive pay for fiscal 2016:

•	Implemented a Deferred Equity Plan, which allows certain officers, including our NEOs, and non-employee directors to defer settlement of RSUs and PSUs, encouraging long-term ownership and alignment with stockholder interests.

•	Assessed market practice and approved the following changes to equity awards:

–	For fiscal 2016 and future grants of RSUs and stock options, reduced the RSU vesting period from four to three years and the stock option vesting period from five to four years.

–	For fiscal 2016 PSU grants, eliminated annual ROIC hurdles while retaining the more challenging three-year average ROIC minimum hurdle for the performance period.

•	As in fiscal 2015, based funding of the 2016 STIP primarily on the achievement of pre-determined adjusted revenue and adjusted EPS goals.

•	As in fiscal 2015, determined that long-term incentive awards will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options.

•	No increase in annual base salary for our CEO.

Best Compensation Practices and Policies

Below are highlights of our current practices and policies that guide our executive compensation program. We believe the following items promote good corporate governance and are in the best interests of our stockholders and NEOs:

Double-trigger for accelerated equity vesting upon a change of control

No tax gross-ups

Golden parachute policy

Compensation recoupment policy

Anti-hedging policy

No option repricing without stockholder consent

A heavy emphasis on performance-based compensation

Robust stock ownership guidelines for our CEO, non-employee directors and executive officers

Independent compensation consultant

Annual risk assessments

What Guides Our Compensation Program

Our Compensation Philosophy

The ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining management talent. We also need to remain focused on creating sustainable long-term growth and stockholder value. To this end, the design of our executive compensation program and the decisions made by the Committee are guided by the following principles:

•	Pay for performance. We believe that our program should motivate high performance among our NEOs within an entrepreneurial, incentive-driven culture and that compensation levels should reflect the achievement of short- and long-term performance objectives.

•	Competitive pay. We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent.

•	Focus on total direct compensation. We seek to offer a total executive compensation package that best supports our leadership talent and business strategies. We use a mix of fixed and variable pay to support these objectives, as well as provide benefits and perquisites, where appropriate.

The Principal Elements of Pay: Total Direct Compensation (“TDC”)

Our compensation philosophy is supported by the following principal elements in our annual executive compensation program:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Short-Term Incentive Plan (“STIP”)	Cash (Variable)	Rewards achievement of individual, business segment/function and/or overall corporate results for the most recently completed fiscal year
Long-Term Incentives	Equity (Variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy

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The charts below, which show the TDC of our CEO and our other NEOs for fiscal 2015, illustrate that a majority of NEO TDC is performance based (90% for our CEO and an average of 79% for our other NEOs). These charts exclude contributions to the DCP and the value of other benefits and perquisites.

2015 ANNUAL TARGET CEO PAY	2015 ANNUAL TARGET AVERAGE NEO PAY

Our Decision-Making Process

The Committee oversees the compensation and benefits programs for our NEOs. The Committee is comprised solely of independent, non-employee members of the Board of Directors. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed through investors.hologic.com.

The Role of the Committee

The Committee is accountable for ensuring that the links between our executive compensation program and our business goals are responsible, appropriate and strongly aligned with stockholder interests. The Committee annually determines the compensation levels of our NEOs by considering several factors, including:

•	Each NEO’s role and responsibilities

•	How the NEO is performing those responsibilities

•	Our historical and anticipated future financial performance

•	Compensation practices of the companies in our peer group(s)

•	Survey data from a broader group of comparable public companies (where appropriate)

The Role of Management

During fiscal 2015, Mr. MacMillan reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the Committee. No executive officer participates in the deliberations of the Committee regarding his or her own compensation.

The Role of the Independent Consultant

The Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to serve as its executive compensation consultant for fiscal 2015. Pearl Meyer did not perform any services for us other than as directed by the Committee.

During fiscal 2015, Pearl Meyer advised the Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms and other such matters. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary.

Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications, as well as its independence and any potential conflicts of interest. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate the engagement and hire a replacement or additional consultant at any time.

Peer Group

The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and industry (the “Primary Peer Group”). The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year.

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Changes to the Fiscal 2015 Primary Peer Group

For setting target compensation levels for NEOs in fiscal 2015, the Company used the Primary Peer Group (as well as other relevant data) prior to the changes detailed below. With the exception of Mr. MacMillan, the fiscal 2015 target annual TDC opportunities, comprised of base salary, target annual STIP and annual long-term incentive awards, were determined to be, on average, competitive with the market median. The Committee recognizes that Mr. MacMillan is a seasoned, accomplished CEO whose market for prospective employment opportunities likely include larger organizations. As such, Mr. MacMillan’s fiscal 2015 target annual TDC opportunity is well above the median of the Primary Peer Group.

Pearl Meyer reviewed our Primary Peer Group for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization and enterprise value, similarities to the industries in which we operate, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based, non-subsidiary firm, and various other characteristics. The Company uses enterprise value in addition to market capitalization for comparative purposes because of its capital structure. As a result of this review, the Committee determined the following changes to the Primary Peer Group were appropriate.

Changes	Companies	Rationale
Removals	• Bio-Rad Laboratories, Inc. • Bruker Corporation • CareFusion Corporation • Hospira, Inc.	• Bio-Rad and Bruker were too small in terms of market capitalization and enterprise value • CareFusion and Hospira were both pending acquisition at the time of the analysis
Additions	• Boston Scientific Corporation • St. Jude Medical, Inc.	• Both are reasonable in terms of size and industry, and helped the peer group, in aggregate, more closely approximate our size

With these changes, the Committee examined the practices of the following 12 companies that we believe most closely approximate the size, scope and complexity of our business. This new group is used for setting target compensation levels for NEOs for fiscal 2016, among other things.

Primary Peer Group Composition
Alere, Inc.	Intuitive Surgical, Inc.
Boston Scientific Corporation	PerkinElmer, Inc.
C.R. Bard, Inc.	ResMed, Inc.
DENTSPLY International, Inc.	St. Jude Medical, Inc.
Edwards Lifesciences Corp.	Varian Medical Systems, Inc.
IDEXX Laboratories, Inc.	Waters Corporation

PEER GROUP DATA*
	Revenue ($M)	Enterprise Value ($M)
50th Percentile	$2,640	$9,075
Hologic	$2,549	$11,912
Hologic Rank	49th	62nd
*	Data as available March 2015

Supplemental Practices Peer Group

In 2015, Pearl Meyer also developed a Supplemental Practices Peer Group of larger companies that would serve as a reference point to help understand compensation program design characteristics at larger companies. The group was not used to set compensation levels for the NEOs. The group consists of both direct product competitors and recent sources of executive talent.

Aspirational Peer Group Composition
Abbott Laboratories	Stryker Corporation
Becton, Dickinson and Company	Zimmer Biomet Holdings, Inc.
Johnson & Johnson

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The Fiscal 2015 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups (and where appropriate, survey data from a broader index of comparable public companies), our business strategy, our short- and long-term performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs.

The base salaries for our NEOs for fiscal 2015 were as follows:

	Base Salaries of NEOs(1)				Percentage
NEO	FY2015 Salary		FY2014 Salary		Increase
Stephen P. MacMillan	$1,000,000		$1,000,000		N/A
Robert W. McMahon	$450,000		$450,000		N/A
Eric B. Compton	$450,000		$450,000		N/A
Claus Egstrand	$417,474	(2)	$447,209	(2)	N/A
Thomas A. West	$425,000		$—		N/A
(1)	Reflects annual base salaries for the fiscal year indicated. Fiscal 2014 annual base salaries for all NEOs are annualized and fiscal 2015 base salary for Mr. West is annualized.
(2)	Mr. Egstrand’s annual base salary was £270,000 for fiscal 2015 as well as fiscal 2014. These numbers are converted from GBP to USD, based on the average exchange rate for the relevant fiscal year.

The Committee determined not to increase base salaries for fiscal 2015 and instead focused on incenting performance through variable, rather than fixed, performance-based compensation.

Short-Term Incentive Plan (the “STIP”)

How the STIP Works

The 2015 STIP provided our NEOs the opportunity to earn a performance-based cash bonus based on the achievement of a combination of financial and non-financial corporate, divisional, and/or individual goals. Targeted payout levels were expressed as a percentage of base salary and established for each participant. An individual’s bonus components were determined by such individual’s title and/or role. Bonus payouts could range from 0% to 200% of targeted payout levels (e.g., the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary).

The goals under the 2015 STIP were primarily focused on the achievement of consolidated adjusted revenue and adjusted earnings per share (“EPS”) performance objectives (for definitions of adjusted revenue and adjusted EPS see the footnotes on page 21). Certain NEOs were also evaluated on the achievement of divisional or international adjusted revenue and divisional or international adjusted operating income performance objectives based on their respective areas of management responsibility. The 2015 STIP also provides for the assessment of performance based upon the achievement of personal management bonus objectives, which are approved by the Committee.

The overall funding level of the 2015 STIP was determined based upon the Company’s performance against the established performance targets. Funding of the STIP is contingent upon achieving the threshold level for at least one of the two corporate performance objectives. If neither corporate performance objective threshold is met, there will be no payout under the STIP, even at the division level. Individual bonus awards for NEOs were calculated based upon the overall funding level, as well as the targeted payout levels and individual performance measures for each NEO.

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Individual Bonus Opportunity Ranges

	Bonus Opportunity Range(1)
NEO	Threshold	Target	Maximum
Stephen P. MacMillan	0%	150%	300%
Robert W. McMahon	0%	75%	150%
Eric B. Compton	0%	75%	150%
Claus Egstrand	0%	75%	150%
Thomas A. West	0%	75%	150%
(1)	Expressed as a percentage of base salary.

2015 Performance Objectives and Results

The Committee believed the financial performance components of the 2015 STIP were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting. The following table outlines the threshold, target and maximum financial performance objectives for the 2015 STIP, as well as the results achieved:

Actual Achieved
Performance Measures	Threshold	Target (100%)	Maximum	under 2015 STIP
Corporate Adjusted Revenue	$2.51 billion	$2.61 billion	$2.76 billion	$2.74 billion
Corporate Adjusted EPS	$1.46	$1.56	$1.72	$1.67
International Adjusted Revenue(1)	$632 million	$705 million	$745 million	$676 million
International Adjusted Operating Income(1)	$185 million	$254 million	$281 million	$238 million
Diagnostics Adjusted Revenue(2)	$1.17 billion	$1.18 billion	$1.25 billion	$1.23 billion
Diagnostics Adjusted Operating Income(3)	$381 million	$409 million	$451 million	$424 million
(1)	Adjusted revenue and adjusted operating income for the international business are derived from the international results of each of the Company’s four reporting segments, as adjusted consistent with footnotes (2) and (3) below and adjusted to exclude revenue and operating results associated with the Company’s divested Sentinelle MRI coils business.
(2)	Adjusted revenue means revenue for the Diagnostics division determined in accordance with GAAP, calculated on a constant currency basis using the foreign currency exchange rate applied in setting the Company’s fiscal 2015 budget.
(3)	Adjusted operating income means operating income for the Diagnostics division determined in accordance with GAAP, adjusted to reflect any adjustments to revenue and adjusted EPS made in calculating the Company adjusted EPS described on page 21, as such adjustment may be applicable to the calculation of operating income of the Diagnostics division.

Based upon the Company’s performance against the established performance targets, the Committee set the overall funding level of the 2015 STIP at 175% of target funding. Individual bonus awards for NEOs were then calculated based upon this overall funding level as well as the targeted payout levels and individual performance measures for each NEO as discussed in more detail below.

2015 STIP Awards

Mr. MacMillan

Mr. MacMillan’s targeted payout level was 150% of base salary, with 48%, 32% and 20% of his bonus opportunity tied to corporate adjusted revenue, corporate adjusted EPS and personal management bonus objectives, respectively. Mr. MacMillan’s personal management bonus objectives were designed to reward the achievement of goals relating to continued strengthening and development of the leadership team, engagement of employees, strengthening the research and development pipeline and growing the business. Based on the Company’s financial performance as well as an assessment of Mr. MacMillan’s performance for fiscal 2015, Mr. MacMillan was awarded a total bonus amount of $2,625,000, which represents 175% of his overall target amount.

Mr. McMahon

Mr. McMahon’s targeted payout level was 75% of base salary, with 48%, 32% and 20% of his bonus opportunity tied to corporate adjusted revenue, corporate adjusted EPS and personal management bonus objectives, respectively. Mr. McMahon’s personal management bonus objectives were designed to reward the achievement of goals relating to managing the Company’s debt profile, establishing a long-term capital allocation plan, developing a tax strategy and continuing to build team capabilities. Based on the Company’s financial performance as well as an assessment of Mr. McMahon’s performance for fiscal 2015, Mr. McMahon was awarded a total bonus amount of $595,000, which represents 176% of his overall target amount.

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Mr. Compton

Mr. Compton’s targeted payout level was 75% of base salary, with 48%, 32% and 20% of his bonus opportunity tied to corporate adjusted revenue, corporate adjusted EPS and personal management bonus objectives, respectively. Mr. Compton’s personal management bonus objectives were designed to reward the achievement of goals relating to division revenue and profit, increased research and development productivity and continued development of personnel. Based on the Company’s financial performance as well as an assessment of Mr. Compton’s performance for fiscal 2015, Mr. Compton was awarded a total bonus amount of $600,000, which represents 178% of his overall target amount.

Mr. Egstrand

Mr. Egstrand’s targeted payout level was 75% of base salary, with 18%, 12%, 25%, 25% and 20% of his bonus opportunity tied to corporate adjusted revenue, corporate adjusted EPS, international adjusted revenue, international adjusted operating income and personal management bonus objectives, respectively. The adjusted revenue target for the international business was $705 million and the adjusted operating income target for the international business was $254 million. Given current market conditions and currency fluctuations, the international business did not achieve either of its financial performance targets; it did, however, exceed the minimum threshold level for both metrics. Mr. Egstrand’s personal management bonus objectives were designed to reward the achievement of goals relating to successful transformation of our international operational model as well as organizational and customer engagement. Based on the Company’s financial performance as well an assessment of Mr. Egstrand’s performance for fiscal 2015, Mr. Egstrand was awarded a total bonus amount of $500,000, which represents 160% of his overall target amount.

Mr. West

Mr. West’s targeted payout level was 75% of base salary, with 18%, 12%, 25%, 25% and 20% of his bonus opportunity tied to corporate adjusted revenue, corporate adjusted EPS, divisional adjusted revenue, divisional adjusted operating income and personal management bonus objectives, respectively. Mr. West’s division targets were related to the Diagnostics division. His divisional adjusted revenue target was $1.18 billion and his divisional adjusted operating income target was $409 million, both of which were exceeded. Mr. West’s personal management bonus objectives were designed to reward the achievement of goals relating to core business metrics, expansion of the division’s sales team, implementation of a cervical cancer screening campaign and installation of Panther and TomCat units. Based on the Company’s financial performance as well an assessment of Mr. West’s performance for fiscal 2015, Mr. West was awarded a total bonus amount of $558,000, which represents 175% of his overall target amount.

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Long-Term Incentives

We believe that strong long-term corporate performance is achieved with a culture that encourages long-term focus by our NEOs and aligns the interests of our NEOs with those of our stockholders. We also use our long-term awards to attract and retain critical employee talent by providing a competitive market-based opportunity. To achieve these objectives, we award long-term incentives on an annual basis in the form of equity as follows:

•	50% in the form of performance stock units (“PSUs”), which vest only if the Company achieves pre-determined annual return on invested capital (“ROIC”) minimum improvement hurdles.(1) Further, the award is subject to the achievement of a three-year average ROIC goal at the end of the three-year performance period to determine the level of payout in comparison to the target number of PSUs granted. At the vesting date, any earned awards are settled in shares of Hologic Common Stock. For details about why and how we use ROIC, please see “Why ROIC?” below. PSUs also are subject to the terms and conditions set forth in the form of Performance Stock Unit Award Agreement.

•	25% in the form of stock options, with those options vesting in 20% increments annually, until they become fully vested on the fifth anniversary of the grant date.(2) Stock options have a ten-year term, and are subject to the terms and conditions set forth in the form of Stock Option Award Agreement.

•	25% in the form of restricted stock units (“RSUs”), which vest 25% annually until they become fully vested on the fourth anniversary of the grant date.(3) Only vested RSUs can be exchanged for shares of Hologic Common Stock. RSUs also are subject to the terms and conditions set forth in the form of Restricted Stock Unit Award Agreement.

Why ROIC?

In addition to being well supported by our stockholders, use of ROIC:

Creates an effective balance in our program of growth (our STIP focuses on revenue and EPS) and returns (our long-term incentives focus on ROIC)

Holds management accountable for the efficient use of capital

Links executive compensation to value creation

PSUs only vest if the Company achieves pre-determined annual ROIC minimum improvement hurdles, as well as an average ROIC goal at the end of a three-year performance period. These thresholds require consistent improvement on ROIC over the three-year performance period. If each of the annual ROIC minimum improvement hurdles and the target three-year average ROIC goal are achieved, 100% of the PSUs granted will vest. If any annual ROIC minimum improvement hurdle is not achieved or if we fail to achieve the minimum three-year average ROIC goal, all of the granted PSUs for that three-year performance period will be forfeited. The maximum payout for PSUs is limited to 200% of the target number of PSUs granted, and is earned if every annual ROIC improvement hurdle is met and we achieve the maximum three-year average ROIC goal. The PSU Award Agreement provides for interpolation between the minimum, target and maximum amounts based on the actual outcome.(1)

The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (“NOPAT”), (2) average net debt, and (3) average stockholders’ equity. ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity).(4)

(1)	In fiscal 2015, the Committee eliminated annual ROIC hurdles for fiscal 2016 PSU grants while retaining the more challenging three-year average ROIC minimum hurdle for the performance period.
(2)	In fiscal 2015, the Committee reduced the stock option vesting period from five to four years for fiscal 2016 and future stock option grants.
(3)	In fiscal 2015, the Committee reduced the RSU vesting period from four to three years for fiscal 2016 and future RSU grants.
(4)	NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described on page 21, except non-operating expenses are excluded, such as interest expense, etc. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill or other intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash, cash equivalents and restricted cash.

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The following table outlines the threshold, minimum, target and maximum three-year average ROIC goals for the PSUs granted as 2015 long-term incentive awards (see “2015 Long-Term Annual Incentive Award Grants” below):

Three-Year Average ROIC Goal(1)	Percentage of PSUs Vested(2)
<9.5%	0%
9.5%	50% (Minimum)
11%	100% (Target)
≥12%	200% (Maximum)
(1)	Calculated at the end of the three-year performance period.
(2)	Expressed as a percentage of granted PSUs vesting. The PSU Award Agreement provides for interpolation between the minimum, target and maximum amounts based on the actual outcome.

The annual ROIC minimum improvement hurdles for each of fiscal 2015, 2016 and 2017 are 8.5%, 9.5% and 10.5%, respectively. The Company achieved annual ROIC for fiscal 2015 of 10.9%. If any annual ROIC minimum improvement hurdle is not achieved or if we fail to achieve the minimum three-year average ROIC goal, all of the granted PSUs for that three-year performance period will be forfeited.

2015 Long-Term Annual Incentive Award Grants

The annual long-term incentive awards granted to our NEOs in November of 2014 are set forth below:

NEO	PSUs(1)	Stock Options(2)	RSUs	Grant Date Fair Value(3)
Stephen P. MacMillan	138,782	190,844	69,391	$7,267,324
Robert W. McMahon	28,615	39,349	14,307	$1,498,408
Eric B. Compton	29,091	40,005	14,545	$1,523,347
Claus Egstrand	31,476	43,284	15,738	$1,648,244
Thomas A. West(4)	—	42,149	16,253	$764,154
(1)	PSUs with ROIC hurdles.
(2)	The stock options have a ten-year term and an exercise price of $26.21 per share, which represented the closing price of our Common Stock on the date of grant. For stock option valuations, we use a binomial lattice model to determine the grant date fair value.
(3)	This column shows the full grant date fair value of PSUs, stock options and RSUs under U.S. generally accepted accounting principles. The fair value for PSUs and RSUs was calculated using the closing price of our Common Stock, $26.21, on the grant date.
(4)	The grants for Mr. West reflect his sign-on grants. Given that his start date was so close to the annual grant date, Mr. West did not receive an annual grant for fiscal 2015. Mr. West’s stock options have an exercise price of $24.61 and the grant date fair value of his RSUs is $24.61, the closing price of our Common Stock on the date of grant.

Employment, Change of Control and Severance Agreements

Employment Agreements

Mr. MacMillan

Agreement in effect for fiscal 2015

In connection with Mr. MacMillan’s appointment as President and CEO and a director of the Company, Mr. MacMillan and the Company entered into an employment agreement dated December 6, 2013 (the “2013 Employment Agreement”), pursuant to which his employment commenced on that date and he was appointed as President, CEO and a director on December 7, 2013. The initial term of the 2013 Employment Agreement was three years, ending December 31, 2016, with a provision for one-year automatic renewal. The 2013 Employment Agreement also included a non-competition and proprietary information agreement. The term of the non-competition and proprietary information agreement extends for either one or two years after the termination of Mr. MacMillan’s employment, depending upon the circumstances of his termination.

The 2013 Employment Agreement provided for an initial base salary at the annual rate of $1,000,000 and a target bonus opportunity under the STIP of no less than 150% of Mr. MacMillan’s annual base salary. The Company also agreed to contribute not less than $250,000 to the DCP on behalf of Mr. MacMillan in November 2014. The Company also agreed to provide Mr. MacMillan with housing in the greater Boston area. Pursuant to the 2013 Employment Agreement, Mr. MacMillan was entitled to receive equity awards, including annual awards, sign-on awards and an opportunity to receive matching RSUs as described in the Company’s proxy statement for our 2015 Annual Meeting of Stockholders.

The 2013 Employment Agreement also included provisions relating to termination and severance, which are identical to the provisions in the 2015 Employment Agreement described below.

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Amended and Restated Agreement, effective September 27, 2015

On September 18, 2015, the Company entered into an Amended and Restated Employment Agreement (the “2015 Employment Agreement”) with Mr. MacMillan, effective as of September 27, 2015. The 2015 Employment Agreement has an initial term of five years and will be automatically extended for an additional five-year period unless either the Company or Mr. MacMillan notifies the other party not later than June 27, 2020 that the notifying party has elected not to extend the initial term.

Consistent with the 2013 Employment Agreement, the 2015 Employment Agreement provides that Mr. MacMillan will receive an initial base salary at the annual rate of $1,000,000 and a target bonus opportunity under the Company’s STIP of no less than 150% of his annual base salary. Any future increases in Mr. MacMillan’s base salary will be tied to the employee merit pool percentage increase approved for base salaries of U.S. salaried employees. The Company also agreed to continue to contribute to the Company’s DCP on behalf of Mr. MacMillan in fiscal 2016 and each fiscal year thereafter, with an initial target amount of $232,000 in fiscal 2016. The amount may be modified in subsequent fiscal years consistent with changes for other executive officers. During the initial five-year term of the 2015 Employment Agreement, the Company has agreed to provide Mr. MacMillan with a housing allowance of $100,000 per year to cover housing in the greater Boston area.

Pursuant to the 2015 Employment Agreement, Mr. MacMillan will also receive an annual equity grant under the Company’s 2008 Amended and Restated Equity Incentive Plan. The value of the grant for fiscal 2016 (made in November 2015) was $7,250,000. The grant value for subsequent years will be adjusted as follows: (i) for every one percent (1%) that the Company exceeds the prior fiscal year’s adjusted earnings per share (“EPS”), the annual grant value will be increased by one-half of one percent (0.5%); and (ii) for every one percent (1%) that the Company is below prior year EPS, the annual grant value will be reduced by one percent (1%). EPS shall be calculated in the same manner as calculated for purposes of the STIP. If EPS is not a financial metric under the STIP in any year, EPS for that year will be the Company’s publicly reported non-GAAP EPS. As soon as practicable after the end of each fiscal year, Mr. MacMillan will also receive a matching restricted stock unit (“Matching RSU”) grant with a value equal to the number of shares held by Mr. MacMillan as of the fiscal year end, up to a maximum annual grant value of $1,000,000.

For purposes of the Matching RSU grant, shares held will include issued and outstanding shares held directly by Mr. MacMillan as well as vested equity, the settlement of which has been deferred pursuant to the Company’s DEP, but will not include shares issued upon the vesting of Matching RSUs.

The severance provisions of the 2015 Employment Agreement are unchanged from the 2013 Employment Agreement. If, during the term of the 2015 Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without Cause or if Mr. MacMillan terminates his employment for Good Reason (as such terms are defined in the 2015 Employment Agreement), then he will be entitled to: (i) a payment equal to his accrued compensation through the termination date, which includes pro-rated base salary, reimbursement for business expenses, vacation pay, his annual bonus for the fiscal year prior to the year in which the termination occurs if not paid prior to his termination date, and any vested and/or earned amounts or benefits under the Company’s employee benefit plans, programs, policies or practices; (ii) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times the sum of his annual base salary plus his annual cash bonus for the prior fiscal year; and (iii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the November 30 following the end of the applicable fiscal year in which the award was earned. If, following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without Cause or if Mr. MacMillan terminates his employment for Good Reason, then he will be entitled to the compensation described above, except that the severance period and amount shall be for one year rather than two. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.

Mr. MacMillan’s other existing agreements, including his Non-Competition and Proprietary Information Agreement, Change of Control Agreement, Indemnification Agreement and outstanding option and other equity agreements with the Company remain outstanding and are unchanged by the 2015 Employment Agreement. In the event that Mr. MacMillan receives benefits as the result of a change of control, such benefits will be in lieu of any of the severance benefits provided for in the 2015 Employment Agreement.

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Change of Control and Severance Agreements

The Committee believes that Change of Control agreements benefit a company in the event of a change of control or a potential change of control by promoting stability during a potentially uncertain period and allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination. The Committee believes that providing change of control and severance benefits eliminates, or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders.

The Company has entered into change of control agreements and/or severance agreements with certain of its senior executive officers, including our NEOs.

Mr. MacMillan

As described above, the Company has entered into an employment agreement with Mr. MacMillan that provides for the payment of severance in certain circumstances. The Company also entered into a Change of Control Agreement with Mr. MacMillan upon his joining the Company in December 2013.

Change of Control. Mr. MacMillan’s Change of Control Agreement provides that in the event of a change of control during the term of the agreement, if, in anticipation of or within the three-year period following the change of control (the “Employment Period”), his employment is terminated for reasons other than death, disability or cause, or he resigns for good reason, he is entitled to certain benefits (a double-trigger arrangement). In such circumstances, he shall have the right to receive (i) a lump sum cash payment equal to his accrued and unpaid compensation through the date of his termination; (ii) a pro-rata highest annual bonus (as defined below) based on the number of days elapsed during the fiscal year through the date of termination; (iii) a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary for the fiscal year preceding the date of termination and highest annual bonus; and (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards, with any options (or other similar awards) remaining exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.

The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs, (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs or (iii) the target bonus award opportunity associated with the Company achieving its 100 percent target payout level as determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. Mr. MacMillan will continue to receive health and dental benefits for the remaining term of the Employment Period. Mr. MacMillan’s Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if he remains employed by the Company, is terminated by the Company for cause or voluntarily terminates his employment (other than a resignation for good reason).

If Mr. MacMillan dies or his employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to receive (i) a lump sum cash payment equal to all accrued and unpaid compensation through the date of termination (or death) plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination (or death), (ii) continuation of certain welfare benefits for the remaining term of the Employment Period and (iii) a lump sum cash payment equal to the sum of his annual base salary and the highest annual bonus.

In the event any payments and benefits provided under the Change of Control Agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Messrs. McMahon, Compton and Egstrand

The Company has entered into a Severance and Change of Control Agreement with each of Messrs. McMahon, Compton and Egstrand.

Severance. Each agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued and unpaid compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay, (ii) a pro-rated bonus for the year in which the executive was terminated, (iii) a one-year continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s average annual bonus divided by the number of payroll periods during such one-year severance period and (iv) a one-year continuation of the executive’s medical and dental benefits. The severance pay and benefits provided under the Severance and Change of Control Agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

In connection with Mr. Egstrand’s departure from the Company in January 2016, the Company and Mr. Egstrand entered into a separation agreement which includes the severance benefits described above.

Change of Control. Terms relating to benefits payable to Messrs. McMahon, Compton and Egstrand in connection with termination shortly before or within three years of a change of control are identical to those described above for Mr. MacMillan except that (i) with respect to the exercise of stock options, Messrs. McMahon and Compton have the longer of (A) the period of time provided for in the applicable equity award agreement or plan, or (B) the

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shorter of the remaining term of the applicable equity award or a period of one year following the executive’s termination; and (ii) Messrs. McMahon and Compton shall continue to receive health and dental benefits for a period of one year following the executive’s termination.

In the event any payments and benefits provided under the Severance and Change of Control Agreements are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Mr. West

The Company has entered into a Severance Agreement as well as a Change of Control Agreement with Mr. West.

Severance. Mr. West’s Severance Agreement provides that if he is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay, (ii) a pro-rated bonus for the year in which he was terminated, and (iii) a fifteen-month continuation of his previous year’s salary. In the event any payments and benefits provided under the Severance Agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

The severance pay and benefits provided under Mr. West’s Severance Agreement are in lieu of any other severance or termination pay to which he may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

Change of Control. Mr. West’s Change of Control Agreement provides that in the event of a change of control and during the two-year period following the consummation of such change of control, if Mr. West’s employment is terminated for reasons other than death, disability or cause, or if he resigns for good reason (a “double trigger” arrangement), Mr. West shall be entitled to receive (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay, (ii) a pro-rated average annual bonus for the year in which he was terminated, (iii) a lump sum payment equal to the sum of his annual base salary and average annual bonus, (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards, and (v) continued health and dental benefits for a period of one year following termination.

The amount of the estimated payments and benefits payable to NEOs, assuming a change of control of the Company as of the last day of fiscal 2015, is shown in the table on page 40 under the heading “Potential Payments upon Termination or Change of Control.”

Other Practices, Policies & Guidelines

Executive Stock Ownership Guidelines

Our Board believes that our directors and officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Our CEO is expected to achieve equity ownership in the Company with a value of five times his then current base salary and each of our other NEOs and executive officers is expected to achieve equity ownership in the Company with a value of two times his or her then current base salary, within five years of employment or five years from the adoption of the guideline, whichever is later. Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals. Mr. MacMillan has already achieved ownership in excess of the guideline, and the other NEOs are on track to meet the guideline within the five-year timeline. Information about ownership guidelines for our non-employee directors can be found in the “Director Compensation” section on page 42 of this proxy statement.

Compensation Recoupment Policy

Under our compensation recoupment, or clawback, policy, if our Board determines that an officer engaged in fraud or willful misconduct that resulted in a restatement of the Company’s financial results, then the Board may review all performance-based compensation awarded to or earned by that officer on the basis of performance during the fiscal periods materially affected by the restatement. If, in the view of our Board, the performance-based compensation would have been lower if it had been based on the restated financial results, the Board may, to the extent permitted by applicable law, seek recoupment from that officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

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Retirement Benefits

The Committee maintains retirement and deferred compensation benefits to help the Company attract and retain the most highly talented senior executives. Over the years, the Committee has modified these programs to ensure competitive alignment with an evolving market. We believe the overall value of our retirement and deferred compensation programs is consistent with our industry peers.

401(k) Savings and Investment Plan

The Company sponsors a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all eligible employees, including our NEOs. The Plan allows participants to elect to defer a portion of their compensation on a pre-tax basis, up to the limits imposed by the Code. In 2015, which includes the first three months of the Company’s fiscal 2016, the Company matched 100% of the first 3% and 50% of the next 2% of each participant’s deferrals, up to an amount equal to 4% of the first $265,000 earned by a participant.

Deferred Compensation Program (“DCP”) Contributions

The DCP is a non-qualified retirement program that provides our NEOs with benefits in excess of what may be provided under our 401(k) Savings and Investment Plan and tax code limitations.

The DCP allows NEOs to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company has the ability to make annual discretionary contributions to the DCP. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, Company contributions become fully vested upon: (i) death, disability or a change of control; (ii) retirement after the attainment of certain age and/or service milestones; or (iii) as otherwise provided by the Committee in its sole discretion. The DCP Company contributions granted to our NEOs in November 2014 (fiscal 2015) are set forth below:

NEO	DCP Company Contribution
Stephen P. MacMillan	$250,000
Robert W. McMahon	$150,000
Eric B. Compton	$175,000
Claus Egstrand(1)	$—
Thomas A. West(2)	$—
(1)	As an employee located outside of the U.S., Mr. Egstrand is not eligible to participate in the Company’s DCP. To offset this ineligibility, he was awarded $150,000 in additional RSU value.
(2)	Mr. West joined the Company in October 2014 and was not eligible for a DCP contribution in November 2014.

Deferred Equity Plan

On September 17, 2015, the Committee approved and adopted the Hologic, Inc. Deferred Equity Plan (the “DEP”), which was amended on December 15, 2015. The DEP is designed to allow executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected.

Other Benefits and Perquisites

Our NEOs also generally participate in other benefit plans on the same terms as all of our other employees. These plans include our employee stock purchase plan, medical and dental insurance, life insurance, short- and long-term disability insurance programs, as well as customary vacation, leave of absence and other similar policies.

We also provide limited perquisites and personal benefits based on considerations unique to each NEO position. During fiscal 2015, we provided each of the NEOs with an automobile allowance and certain of our NEOs received a relocation reimbursement. We also provided Messrs. MacMillan, McMahon and Compton with a housing allowance. In addition, Mr. MacMillan has access to private air transportation for business purposes only. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 37.

Tax and Accounting Considerations

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.

Section 162(m) of the Code generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, unless compensation in excess of the limit qualifies as performance-based compensation. Base salaries, time-vested restricted stock, time-vested retention payments, and bonuses that are not subject to the achievement of pre-established performance goals do not qualify as performance-based compensation, and are generally subject to the deduction limit. In March 2013, our stockholders approved our Amended and Restated 2008 Equity Incentive Plan that allows us to design awards that meet the conditions necessary for deductibility. We intend for stock options and certain annual incentive awards under our STIP to qualify as performance-based compensation.

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COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Hologic, Inc., have reviewed and discussed the CD&A set forth above with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this report.

Compensation Committee:

Sally W. Crawford, Chair

David R. LaVance, Jr.

Nancy L. Leaming
Samuel Merksamer
Elaine S. Ullian
Wayne Wilson

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation of each of the NEOs for services rendered during fiscal 2015 and 2014. None of our NEOs were employed by the Company in fiscal 2013. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Stephen P. MacMillan	2015	1,000,000		—	5,456,214	1,811,110	2,625,000	441,535	(4)	11,333,859
Chairman, President and Chief Executive Officer	2014	792,308	(5)	—	15,340,523	6,764,995	1,275,000	285,463		24,458,289
Robert W. McMahon	2015	450,000		—	1,124,986	373,422	595,000	242,105	(6)	2,785,513
Chief Financial Officer	2014	147,115	(5)	—	699,998	700,000	120,723	417,877		2,085,713
Eric B. Compton	2015	450,000		—	1,143,700	379,647	600,000	371,812	(7)	2,945,159
Chief Operating Officer	2014	199,039	(5)	—	1,099,984	349,993	160,336	527,551		2,336,903
Claus Egstrand	2015	417,474	(8)	—	1,237,479	410,765	500,000	43,713	(9)	2,609,431
Group President, International
Thomas A. West	2015	410,289		—	399,986	364,167	558,000	213,849	(10)	1,946,291
Division President, Diagnostics
(1)	The amount included in the “Stock Awards” column represents the aggregate grant date fair value of RSUs and PSUs with ROIC hurdles granted during the respective fiscal year. For Mr. MacMillan, the amount in fiscal 2014 also includes the grant date fair value of PSUs subject to stock price performance conditions. In addition, Mr. MacMillan’s amount includes matching RSUs granted in March 2014 with a fair value on the date of grant of $5.2 million. These matching RSUs were issued by the Company in accordance with Mr. MacMillan’s Employment Agreement, dated December 6, 2013, as a match to shares of Common Stock Mr. MacMillan purchased on the open market in February 2014. The RSUs vest over time and the PSUs vest over time in the event the pre-determined performance metrics are achieved (whether ROIC hurdles or stock price performance conditions). The values of these awards have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. The grant date fair value of RSUs and PSUs with ROIC hurdles are calculated using the closing price of our Common Stock on the grant date. The grant date fair value of PSUs with ROIC hurdles assumes achievement at 100% of target. The maximum payout for PSUs with ROIC hurdles is 200% of target. Assuming achievement at 200% of target, additional compensation of approximately $3.6 million, $750,000, $762,000 and $825,000 would be recognized for PSUs granted in fiscal 2015 for each of Messrs. MacMillan, McMahon. Compton, and Egstrand, respectively, and additional compensation of approximately $3.5 million and $750,000 would be recognized for PSUs granted in fiscal 2014 for each of Messrs. MacMillan and Compton, respectively. Given the timing of Mr. McMahon’s start date in fiscal 2014 and Mr. West’s start date in fiscal 2015, neither received a PSU grant for that fiscal year. The grant date fair value of PSUs subject to stock price performance conditions was calculated using the Monte Carlo simulation model. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2015.
(2)	The amount included in the “Option Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest over time and have a ten-year term, except for those granted in fiscal 2014, which have a seven-year term. The values have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. The valuation model requires the use of certain underlying assumptions, which are based on management’s best estimates. The key assumptions used in the valuation of stock options include: expected stock price volatility, expected life of the stock option, the risk-free interest rate and dividend yield. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2015.
(3)	Represents cash payments under the STIP. Bonuses paid under the 2015 and 2014 STIP were based on a combination of Company and individual performance.
(4)	The amount represents (i) the Company’s contributions to the DCP in the amount of $250,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) a temporary housing allowance in the amount of $152,850; (iv) Company paid insurance premiums; and (v) automobile allowance.
(5)	The amount represents actual base salary paid for the time during which the NEO was employed by the Company during FY2014. The annualized base salary amount for FY2014 was equal to the annual base salary for FY2015.
(6)	The amount represents (i) the Company’s contributions to the DCP in the amount of $150,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) relocation allowance in the amount of $47,439; (iv) Company paid insurance premiums; and (v) automobile allowance.
(7)	The amount represents (i) the Company’s contributions to the DCP in the amount of $175,000 (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) a temporary housing allowance in the amount of $157,917; (v) Company paid insurance premiums; and (vi) and reimbursement of expenses related to the Company’s annual salesforce reward trip.
(8)	The amount reflects Mr. Egstrand’s annual base salary of £270,000 converted to USD using an exchange rate of 1.5462, the average annual exchange rate for fiscal 2015.
(9)	The amount represents (i) the Company’s pension contribution in the amount of $25,364; (ii) automobile allowance; and (iii) Company paid insurance premiums.
(10)	The amount represents (i) relocation allowance in the amount of $173,895; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; and (iv) Company paid insurance premiums.

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Grants of Plan-Based Awards

			Estimated Possible			Estimated Future				All Other		Grant
			Payouts Under			Payouts Under			All Other	Option		Date Fair
			Non-Equity Incentive			Equity Incentive			Stock Awards:	Awards:	Exercise	Value of
			Plan Awards(1)			Plan Awards			Number of	Number of	Price of	Stock and
									Shares of	Securities	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Underlying Options	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)	($/Sh)	($)(3)
Stephen P. MacMillan			0	1,500,000	3,000,000
	11/7/2014									190,844	26.21	1,811,110
	11/7/2014								69,391			1,818,738
	11/7/2014	(4)				0	138,782	277,564				3,637,476
Robert W. McMahon			0	337,500	675,000
	11/7/2014									39,349	26.21	373,422
	11/7/2014								14,307			374,987
	11/7/2014	(4)				0	28,615	57,230				749,999
Eric. B Compton			0	337,500	675,000
	11/7/2014									40,005	26.21	379,647
	11/7/2014								14,545			381,225
	11/7/2014	(4)				0	29,091	58,182				762,475
Claus Egstrand			0	313,106	626,212
	11/7/2014									43,284	26.21	410,765
	11/7/2014								15,738			412,493
	11/7/2014	(4)				0	31,476	62,952				824,986
Thomas West			0	318,750	637,500
	10/3/2014									42,149	24.61	364,167
	10/3/2014								16,253			399,986
(1)	Represents threshold, target and maximum award amounts under the 2015 STIP. The actual amounts earned by each NEO are set forth in the Summary Compensation Table.
(2)	Represents RSUs.
(3)	This column shows the full grant date fair value of RSUs, PSUs with ROIC hurdles and stock options under U.S. generally accepted accounting principles granted to our NEOs. The RSUs vest over time and the PSUs vest over time in the event the pre-determined performance metrics are achieved. The grant date fair value of RSUs and PSUs with ROIC hurdles are calculated using the closing price of our Common Stock on the grant date. The grant date fair value of PSUs with ROIC hurdles assumes achievement at 100% of target. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2015.
(4)	Represents PSUs with ROIC hurdles. These PSUs only vest if the Company achieves pre-determined annual ROIC minimum improvement hurdles, as well as an average ROIC goal at the end of a three-year performance period. If each of the annual ROIC minimum improvement hurdles and the target three-year average ROIC goal are achieved, 100% of the PSUs granted will vest. If any annual ROIC minimum improvement hurdle is not achieved or if we fail to achieve the minimum three-year average ROIC goal, no PSUs granted for that three-year performance period will vest. The maximum payout for PSUs is limited to 200% of the shares granted, and is earned only if every annual ROIC improvement hurdle is met and we achieve the maximum three-year average goal. Assuming achievement at 200% of target, additional compensation of approximately $3.6 million, $750,000, $762,000 and $825,000 would be recognized for these PSUs for each of Messrs. MacMillan, McMahon, Compton, and Egstrand, respectively. The PSU Award Agreement provides for interpolation between the minimum, target and maximum amounts based on the actual outcome. See “Why ROIC?” beginning on page 30 for applicable performance measures.

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Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (2)
Stephen P. MacMillan	172,796	691,188	(3)	22.29	12/06/2020
		190,844	(4)	26.21	11/07/2024
						143,003	(5)	5,720,120
						237,500	(6)	9,500,000
						69,391	(7)	2,775,640
									314,042	(8)	12,561,680
									277,564	(9)	11,102,560
Robert W. McMahon	16,726	66,906	(10)	23.82	5/26/2021
		39,349	(4)	26.21	11/07/2024
						22,041	(11)	881,640
						14,307	(7)	572,280
									57,230	(9)	2,289,200
Eric B. Compton	9,536	38,147	(12)	20.89	4/14/2021
		40,005	(4)	26.21	11/07/2024
						12,566	(13)	502,640
						14,545	(7)	581,800
									58,182	(9)	2,327,280
									71,804	(14)	2,872,160
Claus Egstrand	4,087	16,348	(12)	20.89	4/14/2021
		43,284	(4)	26.21	11/07/2024
						5,385	(13)	215,400
						15,738	(7)	629,520
									62,952	(9)	2,518,080
									14,360	(14)	574,400
Thomas A. West		42,149	(15)	24.61	10/03/2024
						16,253	(16)	650,120
(1)	Value determined by multiplying the closing market price on NASDAQ of our Common Stock on September 25, 2015, $40.00, by the number unvested or unearned RSUs or PSUs.
(2)	The number and value of PSUs is based on achieving maximum performance, which is 200% of target.
(3)	These stock options were granted on December 6, 2013 and vest over five years in equal annual installments through December 6, 2018.
(4)	These stock options were granted on November 7, 2014 and vest over five years in equal annual installments through November 7, 2019.
(5)	These RSUs were granted on December 6, 2013 and vest over four years in equal annual installments through December 6, 2017.
(6)	Represents matching RSUs that were granted on March 1, 2014 and vest over three years through March 1, 2017. As a further incentive to join the Company, Mr. MacMillan was provided the opportunity to purchase up to $5.0 million of Company Common Stock which would be matched 1:1 by the Company in RSUs. Mr. MacMillan invested approximately $5.0 million in the Company through open market purchases of Common Stock in February 2014 (the “Purchased Shares”). The Purchased Shares were matched by the Company 1:1 in “matching RSUs” on March 1, 2014. Matching RSUs are subject to three-year cliff vesting, are conditioned upon Mr. MacMillan’s continued employment (subject to certain limited exceptions), and are forfeited if Mr. MacMillan sells, or otherwise disposes of any of the Purchased Shares prior to the relevant vesting date.
(7)	These RSUs were granted on November 7, 2014 and vest over four years in equal annual installments through November 7, 2018.
(8)	Represents PSUs with ROIC hurdles that were granted on December 6, 2013 and vest in one installment on December 6, 2016 only if the Company achieves pre-determined annual ROIC minimum improvement hurdles, as well as an average goal at the end of a three-year performance period. See “Why ROIC?” beginning on page 30 for applicable performance measures.
(9)	Represents PSUs with ROIC hurdles that were granted on November 7, 2014 and vest in one installment on November 7, 2017 only if the Company achieves pre-determined annual ROIC minimum improvement hurdles, as well as an average goal at the end of a three-year performance period. See “Why ROIC?” beginning on page 30 for applicable performance measures.
(10)	These stock options were granted on May 26, 2014 and vest over five years in equal annual installments through May 26, 2019.
(11)	These RSUs were granted on May 26, 2014 and vest over four years in equal annual installments through May 26, 2018.
(12)	These stock options were granted on April 14, 2014 and vest over five years in equal annual installments through April 14, 2019.
(13)	These RSUs were granted on April 14, 2014 and vest over four years in equal annual installments through April 14, 2018.
(14)	Represents PSUs with ROIC hurdles that were granted on April 14, 2014 and vest in one installment on April 14, 2017 only if the Company achieves pre-determined annual ROIC minimum improvement hurdles, as well as an average goal at the end of a three-year performance period. See “Why ROIC?” beginning on page 30 for applicable performance measures.
(15)	These stock options were granted on October 3, 2014 and vest over five years in equal annual installments through October 3, 2019.
(16)	These RSUs were granted on October 3, 2014 and vest over four years in equal annual installments through October 3, 2018

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Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized On Vesting ($)(1)
Stephen P. MacMillan	—	—	134,108	(2)	3,922,133
Robert W. McMahon	—	—	7,346		254,245
Eric B. Compton	—	—	4,188		138,958
Claus Egstrand	—	—	1,795		59,558
Thomas A. West	—	—	—		—
(1)	Value realized is calculated based on the number of shares vested multiplied by the closing price of our Common Stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.
(2)	Includes 86,442 PSUs which vested upon the achievement of pre-established stock price performance conditions, representing the final two tranches of the award.

Potential Payments upon Termination or Change of Control

The following table shows potential payments upon termination or a change of control for NEOs who are currently employed by Hologic. The terms and conditions of our employment, change of control and severance agreements with all of our NEOs are discussed above under “Compensation Discussion and Analysis – Employment, Change of Control and Severance Agreements.”

Name(a)	Potential Payment on Change of Control ($)(1)(b)	Potential Payment on Voluntary Termination or Termination for Cause ($)(2)(c)	Potential Payment on Involuntary Termination (Without Cause) or Termination by Executive for Good Reason ($)(3)(d)
Stephen P. MacMillan
Cash Severance	10,838,750	0	7,250,000
Share Awards(4)	44,700,558	—	—
Accelerated DCP(5)	241,539	—	—
Health/Welfare Benefits(6)	70,389	—	—
Total	55,851,236	0	7,250,000
Robert W. McMahon
Cash Severance	3,124,550	0	919,625
Share Awards(4)	4,223,682	—	—
Accelerated DCP(5)	144,457	—	—
Health/Welfare Benefits(6)	21,309	—	21,309
Total	7,513,998	0	940,934
Eric B. Compton
Cash Severance	3,139,500	0	922,125
Share Awards(4)	4,964,818	—	—
Accelerated DCP(5)	171,706	—	—
Health/Welfare Benefits(6)	20,561	—	20,561
Total	8,296,585	0	942,686
Claus Egstrand
Cash Severance	2,743,247	0	838,532
Share Awards(4)	3,300,457	—	—
Accelerated DCP	—	—	—
Health/Welfare Benefits(6)	5,541	—	5,541
Total(7)	6,049,245	0	844,073
Thomas A. West
Cash Severance	983,000	0	531,250
Share Awards(4)	1,298,793	—	—
Accelerated DCP(5)	—	—	—
Health/Welfare Benefits(6)	22,560	—	—
Total	2,304,353	0	531,250

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(1)	Benefits and payments calculated assuming the executive’s employment was terminated by the Company without cause or by the executive for good reason on September 26, 2015 following a change of control and payable as a lump sum.
(2)	Benefits and payments calculated assuming the executive’s employment was terminated voluntarily or by the Company for cause on September 26, 2015 and payable as a lump sum.
(3)	Benefits and payments calculated assuming the executive’s employment was terminated by the Company without cause or by the executive for good reason on September 26, 2015 and payable as a lump sum.
(4)	Assumes a change of control price of $40.00, which was the closing market price on NASDAQ of our Common Stock on September 25, 2015, the last trading day for our Common Stock in fiscal 2015. In the event of an executive’s death or disability, the value of the accelerated stock options, RSUs and PSUs would be as shown in column (b).
(5)	Under the terms of our DCP (see discussion below), employer contributions to the DCP are fully vested in the event of (1) the executive’s death, disability or a change of control or (2) the executive’s retirement after the attainment of certain age and/or service milestones.
(6)	Includes medical and dental benefits.
(7)	Amounts are converted from GBP to USD using an exchange rate of 1.5462, the average annual exchange rate for fiscal 2015.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Stephen P. MacMillan	1,206,250	250,000	(71,529)	—	1,568,822
Robert W. McMahon	65,769	150,000	(8,924)	—	206,845
Eric B. Compton	42,750	175,000	(4,477)	—	213,273
Claus Egstrand	—	—	—	—	—
Thomas A. West	31,058	—	(1,923)	—	29,135
(1)	These contributions were determined and paid in November 2014 (fiscal 2015). These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
(2)	There were no amounts within the reported aggregate balance related to compensation from Registrant Contributions prior to the amounts reported for fiscal 2015 above as each of our NEOs joined the Company during fiscal 2014 and were not eligible for such a contribution in that fiscal year.

Effective as of March 15, 2006, the Company adopted a non-qualified Deferred Compensation Plan (the “DCP”), to provide non-qualified retirement benefits to a select group of our senior management and highly compensated employees including the NEOs. The DCP was amended and restated on each of October 15, 2011, November 5, 2013 (effective as of October 15, 2013) and September 17, 2015. The DCP is a deferred compensation plan that permits our NEOs to contribute up to 75% of their annual base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company retains the ability to make annual discretionary contributions to the DCP on behalf of participants. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, the Company’s contributions become fully vested upon (1) death, disability or a change of control, (2) retirement after the attainment of certain age and/or service milestones, or (3) as otherwise provided by the Compensation Committee in its sole discretion. Elective contributions made by the NEOs are 100% vested.

A separate DCP account is established for each NEO and each account is credited with earnings, if any, based on the performance of mutual funds in which the account is invested. The obligations under the DCP are general unsecured obligations to pay money in the future. The Company established a rabbi-trust as a source of funds which can satisfy the obligations under the DCP. An NEO has no rights to any assets held by the rabbi-trust, except as general creditors. An NEO’s rights to any amounts credited to his DCP account may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the NEO and may also pass upon his death pursuant to a beneficiary designation in accordance with the terms of the DCP.

DCP benefits are paid in lump sum, or at the NEO’s election, in annual installments for a period of up to fifteen years. Distributions of DCP benefits will be made following the earlier of the NEO’s normal retirement date or a date-certain distribution date elected by the participant. In certain instances, the Internal Revenue Code of 1986, as amended, requires that distribution not be made to a NEO until six months after his separation from service. An NEO may also receive a distribution if he suffers an unforeseeable emergency in accordance with the Internal Revenue Code of 1986, as amended.

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DIRECTOR COMPENSATION

The Board of Directors has approved a compensation structure for non-employee directors consisting of an equity award, annual cash retainer and, for some positions, a supplemental cash retainer. The annual compensation payable to a non-employee director equals $235,000 (not including any applicable supplemental cash retainer).

Cash Retainers

Board members. Each non-employee director receives an annual cash retainer, which is generally paid on a quarterly basis. During fiscal 2015, the annual board cash retainer was $60,000.

Committee members. Not including the Chairs, each member of the Audit and Compensation Committees receives a supplemental annual cash retainer of $10,000, paid quarterly. Not including the Chairs, each member of the Corporate Development and Nominating and Corporate Governance Committees receives a supplemental annual cash retainer of $6,000, paid quarterly.

Committee chairs. The Chair of each of the Audit and Compensation Committees receives a supplemental annual cash retainer of $20,000, paid quarterly. The Chair of each of the Corporate Development and Nominating and Corporate Governance Committees receives a supplemental annual cash retainer of $12,000, paid quarterly.

Non-Employee Chairman of the Board. If there is a non-employee Chairman of the Board, he or she will receive a supplemental annual cash retainer of $90,000, paid quarterly. If a non-employee Chairman of the Board also serves as the Chair of a committee, he or she does not receive the additional supplemental retainer paid to committee Chairs.

Lead Director. The Lead Director does not receive a supplemental annual cash retainer, other than for service as a committee member or Chair. The Lead Director is compensated for his or her service as the Lead Director in the form of equity only.

Equity Awards

Annual Awards

Board members. Each non-employee director receives an annual equity grant having a value of $175,000 (as determined under generally accepted accounting principles) on the date of the grant. Of this award, $87,500 will consist of RSUs and $87,500 will consist of options to purchase Common Stock of the Company. The RSUs and options will vest over a one-year period and the options will have a term of ten years.

Non-Employee Chairman of the Board. If there is a non-employee Chairman of the Board, then he or she will receive, in lieu of the annual board grant, an annual Chairman grant having a value of $225,000 (as determined under generally accepted accounting principles) on the date of the award grant. Of this award, $112,500 will consist of RSUs and $112,500 will consist of options to purchase Common Stock of the Company. The RSUs and options will vest over a one-year period and the options will have a term of ten years.

Lead Director. If there is an independent Lead Director, then he or she will receive, in addition to the annual board grant, an annual Lead Director grant having a value of $60,000 (as determined under generally accepted accounting principles). Of this award, $30,000 will consist of RSUs and $30,000 will consist of options to purchase Common Stock of the Company. The RSUs and options will vest over a one-year period and the options will have a term of ten years.

In January 2015, the then non-employee Chairman of the Board and each of our then-serving non-employee directors received the annual Chairman grant and the annual board grant, respectively. In June 2015, at the time our Lead Director was appointed, she was awarded an equity grant with a value of $30,000 (as determined under generally accepted accounting principles) on the date of the grant. Of this award, $15,000 consisted of RSUs and $15,000 consisted of options to purchase Common Stock of the Company. While annual equity grants have been awarded in January of each year in the past, in fiscal 2016, the Compensation Committee intends to award annual equity grants at the time of the Annual Meeting of Stockholders following the election or re-election of directors.

Initial Awards

At the time a director is first elected to the Board, he or she is granted a one-time equity compensation award of $175,000. Of this award, $87,500 will consist of RSUs and $87,500 will consist of options to purchase Common Stock of the Company. The RSUs and the options will vest over a three-year period and the options will have a term of ten years.

Stock Ownership Guidelines

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has significant stock ownership guidelines in place. In June 2015, the Board of Directors strengthened these ownership guidelines by increasing the ownership guidelines for non-employee directors from three times annual base cash retainer to five times annual base cash retainer. Each non-employee director is expected to meet this ownership guideline within five years of his or her election to the Board or June 2020, whichever is later. For purposes of meeting these guidelines, only the value of shares which are issued and outstanding, or restricted stock units which have vested but as to which settlement has been deferred, will be counted. All of our non-employee directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. For information regarding the stock ownership guidelines applicable to our Chief Executive Officer and other executive officers, please see the Compensation Discussion & Analysis section titled “Executive Stock Ownership Guidelines.”

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The following table sets forth the compensation paid to our non-employee directors for service on our Board during the fiscal year ended September 26, 2015. Compensation for Stephen P. MacMillan, our Chairman, President and Chief Executive Officer, is set forth in the Summary Compensation Table on page 37. Mr. MacMillan does not receive any compensation for his services as a director.

2015 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jonathan Christodoro	72,000	87,493	87,498	246,991
Sally W. Crawford	90,000	87,493	87,498	264,991
Scott T. Garrett	72,000	87,493	87,498	246,991
David R. LaVance, Jr.	166,000	112,495	112,491	390,986
Nancy L. Leaming	90,000	87,493	87,498	264,991
Lawrence M. Levy	78,000	87,493	87,498	252,991
Samuel Merksamer	76,000	87,493	87,498	250,991
Christiana Stamoulis	76,000	87,493	87,498	250,991
Elaine S. Ullian	82,000	102,479	102,491	286,970
Wayne Wilson	80,000	87,493	87,498	254,991
(1)	The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are RSUs, is based on the closing price of our Common Stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2015.

The following table sets forth the aggregate number of Stock Awards and Option Awards held by each non-employee director (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) at September 26, 2015.

Name	Number of Units of Stock that have not Vested (#)	Number of Shares Subject to Option Awards Held (#)
Jonathan Christodoro	8,533	42,707
Sally W. Crawford	3,272	174,593
Scott T. Garrett	6,112	44,389
David R. LaVance, Jr.	4,207	11,621
Nancy L. Leaming	3,272	143,163
Lawrence W. Levy	3,272	210,593
Samuel Merksamer	8,533	42,707
Christiana Stamoulis	3,272	76,715
Elaine S. Ullian	3,673	175,702
Wayne Wilson	3,272	9,039

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Proposal No. 2	Non-Binding Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.

As described in the Compensation Discussion & Analysis (the “CD&A”), our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, “pay for performance”) in support of our business strategy and creation of long-term stockholder value. The Company’s relatively new management team has been embracing a performance culture and driving growth of the business. In fiscal 2015, despite the negative impact of foreign exchange, the Company delivered strong operating performance, with revenue increasing 6.9% and earnings per share increasing 650%. In addition, in fiscal 2015, the Company’s stock price increased 64.2%, from $24.36 to $40.00 per share.

Each year, we take into account the result of the “say-on-pay” vote cast by our stockholders. At our 2015 Annual Meeting, we saw a measurable increase in support, with approval votes significantly improving from 2014. We interpreted the results of our 2015 vote - and the marked improvement over 2014 – as an endorsement of our program’s evolving design and direction. Previously, in response to stockholder feedback, we introduced performance stock units (“PSUs”) tied to return on invested capital (“ROIC”) as a significant component of fiscal 2014 long-term equity awards. In our discussions with stockholders in connection with last year’s Annual Meeting, there was strong support for this revised structure. We believe these PSUs with ROIC measures are a major step forward and a direct reflection of stockholder impact. Accordingly, the Compensation Committee continued to use ROIC as a performance metric and granted PSUs tied to ROIC as a significant component of the fiscal 2015 long-term equity awards.

Stockholders are urged to read our CD&A, beginning on page 21, and the section entitled “Executive Compensation Tables” beginning on page 37 for additional details about our executive compensation programs, including information about the fiscal 2015 compensation of our NEOs.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our NEOs’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our NEOs described in this proxy statement. To that end, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that stockholders of Hologic, Inc., hereby approve the compensation paid to the Company’s named executive officers, as described in this proxy statement under the “Compensation Discussion and Analysis” section, the “Executive Compensation Tables” section and other narrative disclosure contained therein, pursuant to the SEC’s compensation disclosure rules.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR approval unless duly instructed otherwise.

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Proposal No. 3	Approval of Amendment to the Hologic, Inc. 2012 Employee Stock Purchase Plan

In December 2015, the Board approved, subject to approval by Hologic stockholders, an amendment to the Hologic 2012 Employee Stock Purchase Plan (the “ESPP”) to increase the aggregate number of shares of Common Stock available for grant under such plan by 3,000,000 shares to 5,500,000 shares. The ESPP provides eligible employees with the opportunity to become Hologic stockholders and participate in the Company’s success, which aligns the interests of participating employees with those of stockholders. Employee participation in the ESPP far exceeds market norms - over 55% of the Company’s employees who are eligible to participate are enrolled in the ESPP.

The amendment to the ESPP will enable the Company to continue to grant purchase rights to its employees at levels determined appropriate by the Compensation Committee. Based on Hologic’s stock price and historical rates of employee participation in the ESPP, we believe that there may not be sufficient shares available for purchase under the current ESPP through December 31, 2016. Additional shares are needed for use in the ESPP so that the ESPP can continue to be used as a benefit to attract and retain employees. We estimate that the addition of 3,000,000 shares will allow continued employee participation for approximately five years. If this amendment to the ESPP is not approved by stockholders, the Board will suspend future employee participation in the ESPP once the currently available shares are purchased.

As of January 1, 2016, 639,949 shares remained available for future purchases under the ESPP.

The following is a summary of the material terms and conditions of the ESPP, as proposed to be amended. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the ESPP (as proposed to be amended), a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference.

Summary of the ESPP

Purpose. The ESPP is intended to provide our employees with additional incentives by permitting them to acquire Common Stock at a reduced price through payroll withholding.

Effective Date. The ESPP was originally approved by the Board on November 1, 2011 and by stockholders on March 6, 2012. The proposed amendment to the ESPP was approved by the Board on December 16, 2015, subject to the approval of our stockholders at this Annual Meeting.

Term. The ESPP provides that it shall terminate when all of the shares of Common Stock reserved for the purposes of the ESPP have been purchased. The ESPP can also be terminated by our Board at any time effective on the termination of the then current offering period. Upon such termination or any other termination of the ESPP, all payroll deductions not used to purchase Common Stock will be refunded to the applicable employees without interest.

Eligible Participants. The ESPP provides that employees (including officers and employee directors) who are employed before the first day of the applicable offering, are eligible to participate. However, the following employees are not eligible to participate in the ESPP: (i) any employee who would own five percent (5%) or more of our Common Stock, immediately after an option under the ESPP is granted and (ii) any employee whose customary employment is not for more than twenty (20) hours per week. Based on the current employee population, there are over 3,700 eligible participants.

Securities Offered and Terms of Participation. The maximum number of shares of Common Stock which may be purchased by all employees under the ESPP is currently 2,500,000, subject to adjustments for stock splits, stock dividends and similar transactions. The proposed amendment would increase the number of shares authorized for purchase by 3,000,000. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by us, including shares of Common Stock purchased in the open market.

Eligible employees who elect to participate in the ESPP must give instruction to the Company, or a designated broker as permitted, to withhold a specified dollar amount from their salary during the following six-month period (periods run from January 1 to June 30 and from July 1 to December 31 and each is referred to as an “Offering Period”). In addition, the Compensation Committee may, in its sole and absolute discretion, provide for additional Offering Periods provided that such Offering Period shall not exceed twenty-seven (27) months or any other limitation imposed by Section 423 of the Code. The exercise price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the price per share of the Common Stock on the first business day of the Offering Period, as reported by NASDAQ, and (ii) eighty-five percent (85%) of the price per share of the Common Stock on the last business day of the Offering Period, as reported by NASDAQ (such lesser price, the “Option Exercise Price”). We grant to each participant on the first day of the Offering Period, an option to purchase on the last day

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of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically upon termination of employment.

A participating employee may authorize a payroll deduction of any whole percentage up to but not more than ten percent (10%) of his or her base pay (including commissions, if applicable) in effect on each offering commencement date. Deductions from any employee’s compensation may be decreased only once during an Offering Period. Deductions from any employee’s compensation may not be increased during an Offering Period. Under the ESPP, the number of shares purchased at the end of any Offering Period may not be more than 500 shares. Further, no employee shall be granted an option which permits the employee’s right to purchase Common Stock under the ESPP to accrue at a rate that exceeds, during any calendar year, $25,000 of the fair market value of such stock (to be calculated based on the fair market value of the stock on the first business day of the Offering Period) for each calendar year in which such option is outstanding at any time.

An employee may withdraw from the ESPP, and withdraw all of the payroll deductions credited to his or her account under the ESPP at least five (5) business days prior to the end of any Offering Period, or such other time as we or a designated broker may require. Upon such a withdrawal, the Company will refund, without interest, the entire remaining balance of the employee’s payroll deductions.

Administration. The ESPP is administered by the Compensation Committee, and may be amended by our Board from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would materially increase the number of shares of Common Stock which may be issued under the ESPP, materially increase the benefits accruing to participants in the ESPP or materially modify the requirements as to eligibility for participation in the ESPP.

United States Federal Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423, but is not intended to be a “qualified plan” under Code Section 401(a). As noted above, each participating employee is granted an option on the first day of the Offering Period, which is automatically exercised if the employee is still a participant on the last day of the Offering Period. An employee will not recognize income on the grant or exercise of an option under the ESPP. In addition, we will not have a deductible compensation expense as a result of such grant or exercise, unless there is a premature disposition of the Common Stock received upon exercise (as described in the next paragraph). If the employee does not dispose of the shares of Common Stock for at least two years from the grant of an option under the ESPP and for at least one year after exercising the option, or in the event of his or her death, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of disposition or death over the Option Exercise Price, or (ii) the excess of the fair market value of the Common Stock on the first day of the Offering Period over the Option Exercise Price. In the case of a disposition by sale or gift, the sum of this amount plus the Option Exercise Price paid will be the employee’s tax basis in the Common Stock. In the case of death, the basis of the Common Stock in the hands of the decedent’s estate is subject to special valuation rules. An employee will recognize long-term capital gain (or loss) to the extent the sale proceeds exceed (or are exceeded by) the tax basis. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that the employee incurs on the sale will be a capital loss.

If shares of Common Stock purchased under the ESPP are sold by an employee within two years after the option is granted or within one year after the option is exercised, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the Option Exercise Price, or, if less, the excess of the sale proceeds realized on disposition of the Common Stock over the Option Exercise Price. Any remaining gain will be treated as capital gain, which may be long or short-term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to us in an equal amount. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that the employee incurs on the sale will be a capital loss.

The final Treasury Regulations under Code Section 409A provide that the grant of an option under an employee stock purchase plan (described in Code Section 423) does not constitute a deferral of compensation. Accordingly, the interest and penalty provisions of Code Section 409A should not apply to the ESPP, so long as the ESPP satisfies the requirements of Code Section 423.

Unlike a “qualified plan” under Code Section 401(a), payroll deductions to purchase Common Stock under the ESPP are not excluded from an employee’s gross income. Rather, the employee is taxed on the amount of the payroll deduction when it is earned.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside. The applicable tax rules are complex and may change, and income tax consequences may vary depending on a participating employee’s particular circumstance. Therefore, each participating employee should consult with his or her tax advisor concerning his or her participation in the ESPP. If you are an employee that is not subject to U.S. federal income tax, then the foregoing will not apply to you and you will have to refer to the applicable tax laws that apply.

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New Plan Benefits

The benefits to be received by our executive officers and employees under the ESPP are not determinable because, under the terms of the ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the ESPP. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the ESPP. Future purchase prices are not determinable because they will be based upon the closing market price per share of the Common Stock, as reported by NASDAQ, on either the first business day of the applicable Offering Period or the last business day of the applicable Offering Period, depending on which closing market price is lower. Our executive officers have a financial interest in this proposal because, if adopted, the ESPP would increase the number of shares issuable to executives and other employees under the ESPP, and the executive officers are eligible participants thereunder.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting. Abstentions and broker “non-votes” will not have any effect on the proposal to amend our ESPP.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR approval unless duly instructed otherwise.

EQUITY COMPENSATION PLAN INFORMATION

As of December 26, 2015, there were 7,229,293 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $24.50 per share and with a weighted average remaining term of 5.3 years. In addition, there were a maximum total of 5,049,341 shares that may be issued on the vesting of outstanding stock unit awards, of which 3,461,301 related to RSUs and 1,588,040 related to PSUs, all of which remain subject to forfeiture. As of December 26, 2015, there were 7,652,393 shares available for future issuance under those plans.

The table below sets forth certain information as of the end of our fiscal year ended September 26, 2015 regarding the shares of our Common Stock available for grant or granted under stock option plans and equity incentives that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	10,952,419	$22.21	9,460,950
Equity compensation plans not approved by security holders	—	$—	—
TOTAL	10,952,419	$22.21	9,460,950
(1)	Includes 4,258,563 shares that are issuable upon the vesting of restricted stock units (RSUs), performance stock units (PSUs). The remaining balance consists of outstanding stock option grants.
(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.

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Proposal No. 4	Ratification of Independent Registered Public Accounting Firm Appointment

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending September 24, 2016, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.

Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of Ernst & Young. If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young. Management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

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Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 26, 2015 and September 27, 2014:

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees
Audit Fees	$4,300,000	$4,556,000
Audit-Related Fees	$—	$—
Tax Fees	$3,540,500	$2,296,600
All Other Fees	$2,800	$27,800
TOTAL FEES	$7,843,300	$6,880,400

Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2015 and 2014, these services included assistance regarding federal, state and international tax preparation, planning, and consultation. Fiscal 2015 included services primarily related to the Company’s consolidation of legal entities and analyzing the related tax attributes, providing assistance related to the Company’s analysis of certain aspects of its supply chain to structure it more efficiently, and general consultation and assistance with tax audits. Fiscal 2014 included services primarily related to the evaluation of the Company’s effective tax rate reduction research strategy, reviewing the Company’s Federal research credit study, assessing consolidation of legal entities and analyzing related tax attributes. Fiscal 2015 and Fiscal 2014 tax compliance fees aggregated $651,900 and $680,600, respectively.

All Other Fees. Fiscal 2015 fees includes the license of technical accounting software. Fiscal 2014 fees include aggregate fees billed for advisory services related to the Company’s audit preparation to comply with the SEC’s conflict minerals rule and the license of technical accounting software.

During fiscal 2015 and 2014, there were no other fees for any services not included in the above categories.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2015 and 2014 were compatible.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the chairperson is reported to the full Audit Committee in connection with its next scheduled Audit Committee meeting.

The Audit Committee meets with representatives of Ernst & Young periodically, but no less than quarterly throughout the year. The Audit Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

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Audit Committee Report

Pursuant to authority delegated by the Board of Directors of Hologic, Inc., the Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the Company’s internal financial and accounting controls.

Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in a written charter. A copy of the Audit Committee’s current charter is publicly available on our website at investors.hologic.com.

All members of the Audit Committee are independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit Committee met nine (9) times during fiscal 2015. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal audit function and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit Committee.

The Audit Committee reviewed and discussed with management and Ernst & Young the Company’s audited financial statements for the fiscal year ended September 26, 2015, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also received and reviewed the written disclosure and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young its independence from the Company.

Based on the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2015. The Audit Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 24, 2016.

Respectfully Submitted by the
Audit Committee
Nancy L. Leaming, Chair
Sally W. Crawford
Christiana Stamoulis
Wayne Wilson

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as January 8, 2016 by: (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock; (2) each of our NEOs named in the Summary Compensation Table on page 37; (3) each of our directors or nominees for director; and (4) all of our directors, nominees for director and executive officers as a group.

Name and address of beneficial owner	Amount and nature of ownership(1)	Percentage of class(2)
Greater than 5% Beneficial Owners
Capital Research Global Investors(3)	34,025,145	12.0%
333 South Hope Street
Los Angeles, CA 90071
Capital World Investors(4)	32,219,000	11.4%
333 South Hope Street
Los Angeles, CA 90071
Carl C. Icahn and related entities(5)	28,154,879	9.9%
767 Fifth Ave, Suite 4700
New York, NY 10153
BlackRock, Inc.(6)	19,761,982	7.0%
40 East 52nd Street
New York, NY 10022
The Growth Fund of America(7)	16,681,300	5.9%
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group(8)	14,936,219	5.3%
100 Vanguard Blvd.
Malvern, PA 19355
Named Executive Officers
Stephen P. MacMillan(9)	745,989	*
Robert W. McMahon(9)	31,974	*
Eric B. Compton(9)	23,634	*
Claus Egstrand(9)	15,893	*
Thomas A. West(9)	11,465	*
Non-Employee Directors and Nominees
Jonathan Christodoro(9)	47,719	*
Sally W. Crawford(9)	302,495	*
Scott T. Garrett(9)	52,190	*
David R. LaVance, Jr.(9)	20,983	*
Nancy L. Leaming(9)	197,095	*
Lawrence W. Levy(9)	197,779	*
Samuel Merksamer(9)	47,719	*
Christiana Stamoulis(9)	104,715	*
Elaine S. Ullian(9)	189,679	*
Wayne Wilson(9)	51,526	*
Christopher J. Coughlin	3,000	*
All directors, nominees for director and executive officers as a group (19)(9)	2,386,853	*
*	Less than one percent of the outstanding shares of our Common Stock.
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)	Applicable percentage ownership as of January 8, 2016 is based upon 283,844,849 shares of our Common Stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after January 8, 2016 and RSUs that vest within 60 days after January 8, 2016 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 13, 2015. The Schedule 13G/A indicates that, as of December 31, 2014, Capital Research Global Investors had sole voting and dispositive power over 34,025,145 shares.

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(4)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital World Investors on February 13, 2015. The Schedule 13G/A indicates that, as of December 31, 2014, Capital World Investors had sole voting and dispositive power over 32,219,000 shares.
(5)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13D/A filed with the SEC by Carl C. Icahn and various entities affiliated with him on August 4, 2015. The Schedule 13D/A indicates that, as of August 4, 2015, Carl C. Icahn and various entities affiliated with him had shared voting and dispositive power over 28,154,879 shares.
(6)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 9, 2015. The Schedule 13G/A indicates that, as of December 31, 2014, BlackRock, Inc. had sole dispositive power over 19,761,982 shares and sole voting power over 18,568,174 shares.
(7)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G filed with the SEC by The Growth Fund of America on February 13, 2015. The Schedule 13G/A indicates that, as of December 31, 2014, The Growth Fund of America had sole dispositive power over 0 shares and sole voting power over 16,681,300 shares.
(8)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G filed with the SEC by The Vanguard Group on February 10, 2015. The Schedule 13G/A indicates that, as of December 31, 2014, The Vanguard Group had sole dispositive power over 14,727,673 shares, sole voting power over 231,738 shares and shared dispositive power over 208,546 shares.
(9)	Includes the following shares of Common Stock subject to options currently exercisable or exercisable within 60 days after January 8, 2016: Mr. MacMillan – 383,761; Mr. McMahon – 24,595; Mr. Compton – 17,537; Mr. Egstrand – 12,743; Mr. West – 8,429; Mr. Christodoro – 35,274; Ms. Crawford – 174,593; Mr. Garrett – 36,401; Mr. LaVance – 11,621; Ms. Leaming – 143,163; Mr. Levy – 190,593; Samuel J. Merksamer – 35,274; Ms. Stamoulis – 76,715; Ms. Ullian – 174,593; Mr. Wilson – 9,039; and all current directors, nominees for directors and executive officers as a group – 1,472,049. Also includes, for one executive officer, 2,375 RSUs vesting within 60 days of January 8, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such filings received by us, with respect to the period ended September 26, 2015, Section 16(a) filing requirements were met.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Persons. As provided in the charter of our Audit Committee, the Audit Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. For example, certain related-party transactions involving compensation are approved by the Compensation Committee. Additionally, if one or more members of the Audit Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?

Hologic, Inc. (“we,” “Hologic” or the “Company”) is making this proxy statement and other Annual Meeting materials available to you on the Internet or, upon your request, sending printed versions of these materials to you by mail because the Board of Directors of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on March 2, 2016 at 8:00 a.m., local time, at our offices, 250 Campus Drive, Marlborough, Massachusetts 01752, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 250 Campus Drive, Marlborough, Massachusetts 01752. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon matters that are summarized in the formal meeting notice. The proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.

Who can vote?

Our Board of Directors has fixed the close of business on January 8, 2016 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $0.01 par value per share (“Common Stock”), as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, an aggregate of 283,844,849 shares of our Common Stock were issued and outstanding, held by 1,184 holders of record. The holders of our Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

What items am I voting on?

Stockholders will vote on the following items at the Annual Meeting:

1.	To consider and act upon the election of the ten (10) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);

2.	A non-binding advisory resolution to approve executive compensation (Proposal No. 2);

3.	Approval of an amendment to the Hologic, Inc. 2012 Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 3,000,000 shares to an aggregate of 5,500,000 shares (Proposal No. 3);

4.	Ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal 2016 (Proposal No. 4); and

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

What are the voting recommendations of the Board of Directors?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees for director (Proposal No. 1);

•	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2);

•	“FOR” the approval of the resolution approving an amendment to the Company’s ESPP (Proposal No. 3); and

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2016 (Proposal No. 4).

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How do I vote my shares?

You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:

•	In Person. You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”).

•	By Telephone. If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll free number found on the proxy card.

•	By Mail. If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by Internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares. Although most banks, brokers and other holders of record also offer Internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by: (1) filing with our Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Secretary or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752, at or before the final vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy to hold the Annual Meeting and conduct business. This is called a quorum. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Shares voted in the manner described above will be counted as present at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

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What vote is required to approve each proposal and how are votes counted?

Election of directors (Proposal No. 1) will be determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Annual Meeting will be elected as directors. However, in accordance with our bylaws, if, in an uncontested election, any nominee for director receives a greater number of votes “withheld” than votes “for”, such director must promptly tender his or her resignation to our Board of Directors, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. If any nominee for director in this election receives a greater number of votes “withheld” than votes “for”, then within 90 days after the certification of the election results, the remaining members of our Board of Directors shall, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, determine whether to accept such resignation. The determination of the Board of Directors will be publicly disclosed by press release and the filing of appropriate disclosure with the SEC.

Approval of Proposals No. 2, No. 3 and No. 4 requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the Annual Meeting.

Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals have been approved.

Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the Annual Meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2016 (Proposal No. 4), which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1), the non-binding advisory vote on executive compensation (Proposal No. 2) and approval of the amendment to the Company’s ESPP (Proposal No. 3) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies above.

How are proxies voted?

The persons named as the proxies, Stephen P. MacMillan, Robert W. McMahon and John M. Griffin, were selected by our Board of Directors. Mr. MacMillan is a director and officer of Hologic, and Messrs. McMahon and Griffin are officers of Hologic. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. When giving your proxy, you may withhold authority to vote for any individual nominee for director by writing that nominee’s name in the space provided on the proxy card.

Your proxy will be voted in accordance with your instructions. If you submit your proxy card without specifying your voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors listed above for all matters presented in this proxy statement.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

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How do I receive a paper copy of the proxy materials?

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about January 20, 2016, we will mail to our stockholders of record as of January 8, 2016 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials.

Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

Who is paying for the cost of this proxy solicitation?

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of our directors, officers, employees and other agents, without additional remuneration, may solicit proxies in person or by telephone or email. Hologic may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by Hologic. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation may also be made of some stockholders in person or by mail, telephone or email following the original solicitation.

Additionally, we have retained Innisfree M&A Incorporated to assist us in the solicitation and distribution of proxies for the Annual Meeting. The estimated cost of such services is $10,000, plus out-of-pocket expenses. Stockholders with questions or that need assistance in voting their shares may contact Innisfree toll-free at (888) 750-5834.

Trademark Notice

Hologic, The Science of Sure, Genius, 3D MAMMOGRAPHY, ThinPrep, NovaSure, Aptima, TomCat, Panther, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners.

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STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Deadline for Submission of Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders must be received by us no later than September 22, 2016. These proposals must also meet the other requirements of the rules of the SEC and our bylaws.

Our bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our Annual Meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our Annual Meeting of Stockholders in 2017 must be received by our Secretary and with respect to proposals for the nomination of directors should be received by our Nominating and Corporate Governance Committee at 250 Campus Drive, Marlborough, MA 01752 not later than December 2, 2016 and must not have been received earlier than November 2, 2016 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this timeframe, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Pursuant to our bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, including in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies or votes in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Exchange Act. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us. Compliance with our bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the Annual Meeting (other than matters properly brought in compliance with the rules of the Exchange Act).

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers, employees and other agents, without additional remuneration, may solicit proxies in person or by telephone or email. We may elect to engage outside professionals to assist us in the distribution and solicitation of proxies at a fee to be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation may also be made of some stockholders in person or by mail, telephone or email following the original solicitation.

Additionally, we have retained Innisfree M&A Incorporated to assist us in the solicitation and distribution of proxies for this Annual Meeting. The estimated cost of such services is $10,000, plus out-of-pocket expenses. Stockholders with questions or that need assistance in voting their shares may contact Innisfree toll-free at (888) 750-5834.

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INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 250 CAMPUS DRIVE, MARLBOROUGH, MA 01752. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S WEBSITE AT investors.hologic.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 2, 2016: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 26, 2015 and the Proxy Card are available at www.proxyvote.com.

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Annex A	2012 Employee Stock Purchase Plan, as Amended

1.	Purpose

The Hologic, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Hologic, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.01 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code and applicable guidance and regulations issued thereunder.

2.	Eligible Employees

(a)	All employees of the Company or any of its participating subsidiaries who are employed before the first day of the applicable Offering Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock.

(b)	The following employees shall not be eligible to participate in the Plan (i) any employee whose customary employment is for not more than twenty (20) hours per week and (ii) any employee if immediately after the option is granted, would own Common Stock equal to five (5%) percent (including shares subject to such option) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.	Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock, treasury shares or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 5,500,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the like. The 2008 Amended and Restated Employee Stock Purchase Plan (the “Prior Plan”) shall terminate upon the expiration of the Offering Period under the Prior Plan that is in process at the time of the stockholder approval of this Plan. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.	Offering Periods and Stock Options

(a)	Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will include the periods (i) beginning January 1 and ending on the following June 30 and (ii) beginning July 1 and ending on the following December 31. The first Offering Period under this Plan shall commence on July 1, 2012. In addition, the Committee may in its sole and absolute discretion provide for additional Offering Periods provided that such Offering Period shall not exceed twenty-seven (27) months or any other limitation imposed by Section 423 of the Code. Deductions shall only be made from regularly scheduled payroll distributions occurring within the Offering Period. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

(b)	On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan calculated to be the whole number quotient of his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Section 8 hereof) divided by the Option Exercise Price; provided that (i) such employee remains eligible to participate in the Plan throughout such Offering Period and (ii) that for such employee, the maximum number of shares of Common Stock subject to such option shall not exceed 500, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the

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like. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(c)	For purposes of this Plan, the term “fair market value” on any date means, if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on such date on such exchange or as reported on NASDAQ or, if the Common Stock is traded in the over-the-counter securities market, the average of the high and low bid quotations for the Common Stock on such date, each as published in the Wall Street Journal. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the closing price on the immediately preceding business day on which shares of Common Stock are traded.

(d)	For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed.

(e)	No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds, during any calendar year, $25,000 of the fair market value of such stock (to be calculated based on the fair market value of the stock at the Offering Period Commencement Date for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.	Exercise of Option

Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Section 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 500 shares of Common Stock on any Offering Termination Date, subject to limitations set forth in Section 4(e). If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.	Authorization for Entering Plan

(a)	An eligible employee may enter the Plan by filling out, signing and delivering, either in writing or electronically to the extent permitted by the Board of Directors, to a brokerage firm (“Captive Broker”) designated by the Chief Financial Officer of the Company an authorization (“Authorization”):

(i)	stating the amount to be deducted regularly from his or her pay;

(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

(iii)	specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Section 11 hereof; and

(iv)	at the discretion of the employee in accordance with Section 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

Such Authorization must be received by the Captive Broker at least ten (10) business days or such shorter time period as determined by the Company it is sole discretion before an Offering Commencement Date.

(b)	The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid or otherwise credited thereon. Participating employees may not make any separate cash payments into their account.

(c)	Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by following the process mandated by the Company or the Captive Broker. Such new Authorization must be executed at least (10) business days or such shorter time period as determined by the Company it is sole discretion before the date of such next Offering Commencement Date.

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7.	Maximum Amount of Payroll Deductions

An employee may authorize payroll deductions in any whole percentages up to but not more than ten percent (10%) of his or her base pay in effect at each offering commencement date; and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, reimbursements and any other special payments.

8.	Unused Payroll Deductions

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will, in the sole discretion of the Company, either be (i) carried forward to the next Offering Period or (ii) refunded to the employee in the next applicable payroll period. However, in no event will the amount of the unused payroll deductions carried forward exceed the Option Exercise Price per share for the immediately preceding Offering Period unless 500 shares of Common Stock have been purchased during the Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.	Change in Payroll Deductions

Deductions may be decreased only once during an Offering Period and no increases will be permitted during an Offering Period.

10.	Withdrawal from the Plan

(a)	An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by notifying the Captive Broker at least five (5) business days, or such other time as the Company or the Captive Broker may require, prior to the Offering Termination Date, in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b)	If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must re-enroll through the Captive Broker at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11.	Issuance of Stock

The Company shall in its sole discretion either (i) deliver a certificate or certificates representing the Certificates for Common Stock issued to participants that will be delivered as soon as practicable after each Offering Period or (ii) issue the Common Stock in book entry form, registered in the name of the employee with the Captive Broker. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.	No Transfer or Assignment of Employee’s Rights

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Section 13 in the event of an employee’s death.

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13.	Termination of Employee’s Rights

(a)	Except as set forth in the last paragraph of this Section 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b)	If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

(c)	Upon termination of the participating employee’s employment because of death, the employee’s beneficiary (as defined in Section 14) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his designee prior to the expiration of the thirty (30) day period (or such shorter period if the next Offering Termination Date is less than 30 days after the employee’s death) commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Section 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company or his designee (including without limitation, the Captive Broker), the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.	Designation of Beneficiary

A participating employee may file with the Captive Broker a designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time with the Captive Broker or by written notice to the Company. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.	Termination and Amendments to Plan

(a)	The Plan may be terminated at any time by the Company’s Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

(b)	The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Sections 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

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16.	Sale of Stock Purchased Under the Plan and Tax Withholding

(a)	In order to comply with certain tax requirements, all US employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

(b)	To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company or its participating subsidiary may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee, or from shares that would otherwise be issued to the participating employee hereunder or employee may provide the Company with funds sufficient to cover such taxes. Any participating US employee who sells or otherwise transfers shares purchased under the Plan, through means other than the Captive Broker, within two (2) years after the beginning of the Offering Commencement Period in which the shares were purchased must within thirty (30) days of such transfer notify the Chief Financial Officer of the Company or his designee in writing of such transfer.

17.	Company’s Payment of Expenses Related to Plan

The Company will bear all costs of administering and carrying out the Plan; provided, however, that a participating employee shall be solely responsible for brokerage commissions related to his or her purchases and sales hereunder.

18.	Participating Subsidiaries

The term “participating subsidiaries” shall mean any United States or foreign subsidiary of the Company, unless otherwise excluded from participating in the Plan by the Committee (as defined in Section 19). The Committee shall have the power to make such determination before or after the Plan is approved by the stockholders.

19.	Administration of the Plan

(a)	The Plan shall be administered by a committee of “disinterested” directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company’s Compensation Committee (the “Committee”). The Committee shall consist of not less than three members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

(b)	The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(c)	No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

(d)	With respect to employees of the Company and its participating subsidiaries who are employed outside of the United States and subject to the laws of a foreign jurisdiction, the Committee may make such adjustments to the terms and conditions of the options or offerings hereunder (including adjustments that are less favorable than the requirements that would apply to employees of the Company and or its subsidiaries located in the United States) as necessary to comply with the laws of a foreign jurisdiction. In the event that (i) the Committee determines that the laws of a foreign jurisdiction would prohibit the issuance of an option or offering hereunder; or (ii) compliance with the laws of a foreign jurisdiction would result in the Plan violating the requirements of Section 423 of the Code, then the Committee may in its discretion exclude employees of the Company’s foreign subsidiary from participating in the Plan.

Hologic, Inc. 2016 Proxy Statement    63

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20.	Shareholder Status/Employment

(a)	Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

(b)	Neither the Plan or any option granted hereunder confers upon any employee the right to continued employment with the Company or any of its participating subsidiaries, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating subsidiaries to terminate the employee’s employment at any time, unless otherwise restricted by a separate written agreement between the Company and employee.

21.	Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.	Governmental Regulation

(a)	The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b)	In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.	Transferability

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

24.	Effect of Changes of Common Stock

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.	Merger or Consolidation

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its sole and absolute discretion, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Section 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.	Approval of Stockholders

This plan was originally adopted by the Board of Directors on November 1, 2011 and approved by stockholders on March 6, 2012. The plan was amended by the Board of Directors on December 16, 2015, subject to approval by stockholders.

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HOLOGIC

HOLOGIC, INC.
250 CAMPUS DRIVE
MARLBOROUGH, MA 01752

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M98242-P71139-Z66782 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLOGIC, INC.

The Board of Directors recommends you vote FOR all the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jonathan Christodoro
02) Sally W. Crawford
03) Scott T. Garrett
04) Nancy L. Leaming
05) Lawrence M. Levy
06) Stephen P. MacMillan
07) Samuel Merksamer
08) Christiana Stamoulis
09) Elaine S. Ullian
10) Christopher J. Coughlin

The Board of Directors recommends you vote FOR proposals 2-4:

NOTE: Such other business as may properly come before the meeting or any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M98243-P71139-Z66782

HOLOGIC, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
March 2, 2016

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 20, 2016 and hereby appoints Stephen P. MacMillan, Robert W. McMahon and John M. Griffin, each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of the Company to be held at 250 Campus Drive, Marlborough, Massachusetts 01752 at 8:00 A.M., local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side